Exhibit 4.1

EXECUTION VERSION

THIRTY-FOURTH SUPPLEMENTAL TRUST DEED

17 MARCH 2022

B.A.T. INTERNATIONAL FINANCE p.l.c.

and

B.A.T CAPITAL CORPORATION

and

B.A.T. NETHERLANDS FINANCE B.V.

and

BRITISH AMERICAN TOBACCO p.l.c.

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

further modifying and restating the Trust Deed dated 6 July 1998 (as previously modified and restated) relating to the U.S.$3,000,000,000 (now £25,000,000,000) Euro Medium Term Note

Programme

Allen & Overy LLP

THIS THIRTY-FOURTH SUPPLEMENTAL TRUST DEED is made on 17 March 2022

BETWEEN:

(1)	B.A.T. INTERNATIONAL FINANCE p.l.c. (a public limited company with company number 1060930) whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (BATIF);

(2)

B.A.T. NETHERLANDS FINANCE B.V. (a company incorporated with limited liability under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce under No. 60533536) whose registered office is at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands (BATNF);

(3)

B.A.T CAPITAL CORPORATION, (a company incorporated with limited liability in the State of Delaware, United States of America) whose registered office is at 103 Foulk Road, Suite 120, Wilmington, Delaware 19803, United States of America (BATCAP and, together with BATNF and BATIF each in their capacities as Issuer, the Issuers and each an Issuer);

(4)

BRITISH AMERICAN TOBACCO p.l.c. (a public limited company with company number 3407696) whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (British American Tobacco and, together with BATCAP, BATIF and BATNF in their capacities as guarantors of Notes issued by the other Issuers, the Guarantors and each a Guarantor); and

(5)

THE LAW DEBENTURE TRUST CORPORATION p.l.c. (company number 1675231) whose registered office is at 8th Floor, 100 Bishopsgate, London EC2N 4AG (the Trustee, which expression, where the context so admits, includes any successor or other trustee for the time being of this Thirty-Fourth Supplemental Trust Deed) as trustee for the Noteholders and the Couponholders.

WHEREAS:

(A)	This Thirty-Fourth Supplemental Trust Deed is supplemental to:

(i)

the Trust Deed dated 6 July 1998 (hereinafter called the Principal Trust Deed) made between BATIF, BATCAP, British American Tobacco, B.A.T Finance B.V. (BATFIN), B.A.T. Industries p.l.c. (BAT Industries), British American Tobacco Mexico, S.A. de C.V. (BAT Mexico) and the Trustee relating to the U.S.$3,000,000,000 (now £25,000,000,000) Euro Medium Term Note Programme (the Programme) established by BATIF, BATCAP and originally BATFIN;

(ii)

the First Supplemental Trust Deed dated 22 March 1999 (hereinafter called the First Supplemental Trust Deed) made between the same parties as are parties to the Principal Trust Deed and modifying the provisions of the Principal Trust Deed;

(iii)

the Second Supplemental Trust Deed dated 19 January 2000 (hereinafter called the Second Supplemental Trust Deed) made between the same parties as are parties to the Principal Trust Deed and BAT(CI) Finance Limited (BATCIF) and effecting the substitution of BATCIF in place of BATIF as principal debtor in respect of certain Notes issued by BATIF pursuant to the Programme;

(iv)

the Third Supplemental Trust Deed dated 15 August 2000 (hereinafter called the Third Supplemental Trust Deed) made between the same parties as are parties to the Principal Trust Deed and BATCIF and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(v)

the Fourth Supplemental Trust Deed dated 3 July 2002 (hereinafter called the Fourth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF), BATFIN and BATCIF and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(vi)

the Fifth Supplemental Trust Deed dated 16 April 2003 (hereinafter called the Fifth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATFIN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(vii)

the Sixth Supplemental Trust Deed dated 26 May 2005 (hereinafter called the Sixth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and effecting the substitution of British American Tobacco Holdings (The Netherlands) B.V. (BATHTN) in place of BATIF as principal debtor in respect of the Series 25 EUR 1,000,000,000 Floating Rate Guaranteed Notes due 2006 issued by BATIF pursuant to the Programme;

(viii)

the Seventh Supplemental Trust Deed dated 21 June 2005 (hereinafter called the Seventh Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF), BATHTN, BATFIN, BAT Industries and BAT Mexico and effecting the substitution of BATHTN in place of BATIF as principal debtor in respect of the Series 1 DM 1,000,000,000 5.375 per cent Guaranteed Notes due 2006 issued by BATIF pursuant to the Programme;

(ix)

the Eighth Supplemental Trust Deed dated 30 November 2005 (hereinafter called the Eighth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(x)

the Ninth Supplemental Trust Deed dated 30 November 2007 (hereinafter called the Ninth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xi)

the Tenth Supplemental Trust Deed dated 1 December 2008 (hereinafter called the Tenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xii)

the Eleventh Supplemental Trust Deed dated 4 March 2010 (hereinafter called the Eleventh Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and effecting the substitution of BATHTN in place of BATIF as principal debtor in respect of the Series 22 €1,000,000,000 5.125 per cent. Guaranteed Notes due 2013 issued by BATIF pursuant to the Programme;

(xiii)

the Twelfth Supplemental Trust Deed dated 1 December 2010 (hereinafter called the Twelfth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xiv)

the Thirteenth Supplemental Trust Deed dated 25 May 2011 (hereinafter called the Thirteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF) and BATHTN and substituting BATHTN in place of BATIF as the principal debtor in respect of the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 issued by BATIF pursuant to the Programme;

(xv)

the Fourteenth Supplemental Trust Deed dated 9 December 2011 (hereinafter called the Fourteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF and BATCAP) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xvi)

the Fifteenth Supplemental Trust Deed dated 11 December 2012 (hereinafter called the Fifteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF and BATCAP) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xvii)

the Sixteenth Supplemental Trust Deed dated 12 December 2013 (hereinafter called the Sixteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATNF and BATCAP) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xviii)

the Seventeenth Supplemental Trust Deed dated 16 May 2014 (hereinafter called the Seventeenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xix)

the Eighteenth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the Eighteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 47 CHF 400,000,000 0.625 per cent. Guaranteed Notes due 2021 issued by BATIF pursuant to the Programme;

(xx)

the Nineteenth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the Nineteenth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 48 CHF 250,000,000 1.375 per cent. Guaranteed Notes due 2026 issued by BATIF pursuant to the Programme;

(xxi)

the Twentieth Supplemental Trust Deed dated 4 September 2014 (hereinafter called the Twentieth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and modifying the provisions of the Principal Trust Deed (as previously modified and restated) in respect of the Series 46 CHF 350,000,000 Floating Rate Guaranteed Notes due 2016 issued by BATIF pursuant to the Programme;

(xxii)

the Twenty-First Supplemental Trust Deed dated 8 December 2014 (hereinafter called the Twenty-First Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and substituting BATNF in place of BATHTN as the principal debtor in respect of the Series 30 £325,000,000 5.500 per cent. Guaranteed Notes due 2016, the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 and the Series 37 €600,000,000 4.000 per cent. Guaranteed Notes due 2020, each issued by BATHTN pursuant to the Programme;

(xxiii)

the Twenty-Second Supplemental Trust Deed dated 8 December 2014 (hereinafter called the Twenty-Second Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and substituting BATNF in place of BATHTN as the principal debtor in respect of the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 and the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029, each issued by BATHTN pursuant to the Programme;

(xxiv)

the Twenty-Third Supplemental Trust Deed dated 8 December 2014 (hereinafter called the Twenty-Third Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and effecting the addition of BATNF as a guarantor in respect of the Series 26 £500,000,000 6.375 per cent. Guaranteed Notes due 2019, the Series 32 €1,250,000,000 5.375 per cent. Guaranteed Notes due 2017, the Series 33 £500,000,000 7.250 per cent. Guaranteed Notes due 2024, the Series 34 €1,250,000,000 5.875 per cent. Guaranteed Notes due 2015, the Series 35 £250,000,000 6.000 per cent. Guaranteed Notes due 2022, the Series 37 £500,000,000 6.000 per cent. Guaranteed Notes due 2034, the Series 38 £275,000,000 5.750 per cent. Guaranteed Notes due 2040 and the Series 39 €600,000,000 3.625 per cent. Guaranteed Notes due 2021, each issued by BATIF pursuant to the Programme;

(xxv)

the Twenty-Fourth Supplemental Trust Deed dated 8 December 2014 (hereinafter called the Twenty-Fourth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and effecting the addition of BATNF as a guarantor in respect of the Series 41 US$300,000,000 1.125 per cent. Guaranteed Notes due 2016, the Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025, the Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026, and the Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018, each issued by BATIF pursuant to the Programme;

(xxvi)

the Twenty-Fifth Supplemental Trust Deed dated 12 April 2016 (hereinafter called the Twenty-Fifth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and substituting BATIF in place of BATNF as the principal debtor in respect of the Series 36 €650,000,000 4.875 per cent. Guaranteed Notes due 2021 and the Series 37 €600,000,000 4.000 per cent. Guaranteed Notes due 2020, each issued by BATNF pursuant to the Programme;

(xxvii)

the Twenty-Sixth Supplemental Trust Deed dated 12 April 2016 (hereinafter called the Twenty-Sixth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN substituting BATIF in place of BATNF as the principal debtor in respect of the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023 and the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029, each issued by BATNF pursuant to the Programme;

(xxviii)

the Twenty-Seventh Supplemental Trust Deed dated 20 May 2016 (hereinafter called the Twenty-Seventh Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed (other than BATCAP) and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xxix)

the Twenty-Eighth Supplemental Trust Deed dated 31 May 2017 (hereinafter called the Twenty-Eighth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xxx)

the Twenty-Ninth Supplemental Trust Deed dated 12 February 2018 (hereinafter called the Twenty-Ninth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and effecting the addition of BATCAP as a guarantor in respect of the Series 40 €750,000,000 2.375 per cent. Guaranteed Notes due 2023, the Series 42 €650,000,000 2.750 per cent. Guaranteed Notes due 2025, the Series 43 £650,000,000 4.000 per cent. Guaranteed Notes due 2026, the Series 44 €600,000,000 3.125 per cent. Guaranteed Notes due 2029, the Series 45 €400,000,000 Floating Rate Guaranteed Notes due 2018, the Series 47 CHF400,000,000 0.625 per cent. Guaranteed Notes due 2021, the Series 48 CHF250,000,000 1.375 per cent. Guaranteed Notes due 2026, the Series 49 €800,000,000 0.375 per cent. Guaranteed Notes due 2019, the Series 50 €800,000,000 0.875 per cent. Guaranteed Notes due 2023, the Series 51 €800,000,000 1.250 per cent. Guaranteed Notes due 2027, the Series 52 €600,000,000 2.000 per cent. Guaranteed Notes due 2045, the Series 53 €600,000,000 1.000 per cent. Guaranteed Notes due 2022, the Series 54 £350,000,000 4.000 per cent. Guaranteed Notes due 2055, the Series 55 £500,000,000 1.750 per cent. Guaranteed Notes due 2021, the Series 56 £650,000,000 2.250 per cent. Guaranteed Notes due 2052, and the Series 57 US$650,000,000 1.625 per cent. Guaranteed Notes due 2019, each issued by BATIF pursuant to the Programme;

(xxxi)

the Thirtieth Supplemental Trust Deed dated 25 May 2018 (hereinafter called the Thirtieth Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and BATHTN and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xxxii)

the Thirty-First Supplemental Trust Deed dated 1 May 2019 (hereinafter called the Thirty-First Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated);

(xxxiii)

the Thirty-Second Supplemental Trust Deed dated 31 March 2020 (hereinafter called the Thirty-Second Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated); and

(xxxiv)

the Thirty-Third Supplemental Trust Deed dated 18 March 2021 (hereinafter called the Thirty-Third Supplemental Trust Deed) made between the same parties as are parties to this Thirty-Fourth Supplemental Trust Deed and modifying and restating the provisions of the Principal Trust Deed (as previously modified and restated) (and together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, the Fourth Supplemental Trust Deed, the Fifth Supplemental Trust Deed, the Sixth Supplemental Trust Deed, the Seventh Supplemental Trust Deed, the Eighth Supplemental Trust Deed, the Ninth Supplemental Trust Deed, the Tenth Supplemental Trust Deed, the Eleventh Supplemental Trust Deed, the Twelfth Supplemental Trust Deed, the Thirteenth Supplemental Trust Deed, the Fourteenth Supplemental Trust Deed, the Fifteenth Supplemental Trust Deed, the Sixteenth Supplemental Trust Deed, the Seventeenth Supplemental Trust Deed, the Eighteenth Supplemental Trust Deed, the Nineteenth Supplemental Trust Deed, the Twentieth Supplemental Trust Deed, the Twenty-First Supplemental Trust Deed, the Twenty-Second Supplemental Trust Deed, the Twenty-Third Supplemental Trust Deed, the Twenty-Fourth

Supplemental Trust Deed, the Twenty-Fifth Supplemental Trust Deed, the Twenty-Sixth Supplemental Trust Deed, the Twenty-Seventh Supplemental Trust Deed, the Twenty-Eighth Supplemental Trust Deed, the Twenty-Ninth Supplemental Trust Deed, the Thirtieth Supplemental Trust Deed, the Thirty-First Supplemental Trust Deed, the Thirty-Second Supplemental Trust Deed and the Thirty-Third Supplemental Trust Deed, the Subsisting Trust Deeds).

(B)	On 17 March 2022 the Issuers published a modified and updated Prospectus relating to the Programme (the Base Prospectus).

(C)

The Issuers have requested the Trustee to concur in making further modifications to the Principal Trust Deed (as previously modified and restated) to reflect the relevant modifications referred to in Recital (B) above.

NOW THIS THIRTY-FOURTH SUPPLEMENTAL TRUST DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1.

Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Subsisting Trust Deeds shall have the same meanings in this Thirty-Fourth Supplemental Trust Deed.

2.	Save:

(a)	in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Thirty-Fourth Supplemental Trust Deed;

(b)

in relation to any Notes issued on or after the date of this Thirty-Fourth Supplemental Trust Deed so as to be consolidated and form a single series with the Notes of any Series issued during the period up to and including the day last preceding the date of this Thirty-Fourth Supplemental Trust Deed; and

(c)	for the purpose (where necessary) of construing the provisions of this Thirty-Fourth Supplemental Trust Deed,

with effect on and from the date of this Thirty-Fourth Supplemental Trust Deed:

(i)

the Principal Trust Deed (as previously modified, restated and supplemented) is hereby modified and restated in such manner as would result in the Principal Trust Deed being in the form set out in the Schedule hereto; and

(ii)

the provisions of the Principal Trust Deed (as previously modified, restated and supplemented) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so further modified (and being in the form set out in the Schedule hereto) shall have effect.

3.	The Subsisting Trust Deeds and this Thirty-Fourth Supplemental Trust Deed shall henceforth be read and construed together as one trust deed.

4.

A memorandum of this Thirty-Fourth Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by BATIF, BATNF, BATCAP and the Guarantors on their respective duplicates thereof.

5.	This Thirty-Fourth Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

6.

Each of the parties hereto irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Thirty-Fourth Supplemental Trust Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with it) and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as Proceedings) may be brought in the courts of England, including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Thirty-Fourth Supplemental Trust Deed. Each of the parties hereto irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against any of the parties hereto in any other court of competent jurisdiction (outside the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

7.

Each of BATNF and BATCAP irrevocably and unconditionally appoints British American Tobacco at its registered office at Globe House, 4 Temple Place, London WC2R 2PG and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as BATNF or BATCAP, as the case may be, may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of BATNF and BATCAP:

(a)

agrees to procure that, so long as any Notes issued by it remain liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)

agrees that failure by any such person to give notice of such service of process to BATNF or BATCAP, as the case may be, shall not impair the validity of such service or of any judgment based thereon; and

(c)	agrees that nothing in this Thirty-Fourth Supplemental Trust Deed shall affect the right to serve process in any other manner permitted by law.

8.

This Thirty-Fourth Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Thirty-Fourth Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

9.

A person who is not a party to this Thirty-Fourth Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Thirty-Fourth Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Thirty-Fourth Supplemental Trust Deed has been executed as a deed by each of the parties hereto and delivered on the date first stated above.

SCHEDULE 1

FORM OF MODIFIED AND RESTATED PRINCIPAL TRUST DEED

Dated 6 July 1998 and modified and restated on 17 March 2022

TRUST DEED

6 JULY 1998

DATED 6 JULY 1998 AND MODIFIED AND RESTATED ON 17 MARCH 2022

B.A.T. INTERNATIONAL FINANCE p.l.c.

and

B.A.T CAPITAL CORPORATION

and

B.A.T. NETHERLANDS FINANCE B.V.

and

BRITISH AMERICAN TOBACCO p.l.c.

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

relating to a

£25,000,000,000

Euro Medium Term Note Programme

THIS TRUST DEED originally made on 6 July 1998 was amended and restated on 17 March 2022

BETWEEN:

(1)	B.A.T. INTERNATIONAL FINANCE p.l.c. (company number 1060930) whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (BATIF);

(2)

B.A.T. NETHERLANDS FINANCE B.V. (a company incorporated with limited liability under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce under No. 60533536) whose registered office is at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands (BATNF);

(3)

B.A.T CAPITAL CORPORATION (a company incorporated with limited liability in the State of Delaware, United States of America) whose registered office is at 103 Foulk Road, Suite 120, Wilmington, Delaware 19803, United States of America (BATCAP and, together with BATIF and BATNF each in their capacities as Issuer, the Issuers and each an Issuer);

(4)

BRITISH AMERICAN TOBACCO p.l.c. (company number 3407696) whose registered office is at Globe House, as aforesaid (British American Tobacco and, together with, in their capacities as guarantors of Notes issued by the other Issuers, BATIF, BATCAP and BATNF, the Guarantors and each a Guarantor); and

(5)

THE LAW DEBENTURE TRUST CORPORATION p.l.c. (company number 1675231) whose registered office is at 8th Floor, 100 Bishopsgate, London EC2N 4AG (the Trustee, which expression, where the context so admits, includes any successor or other trustee for the time being of this Trust Deed) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(A)

By a resolution of the Board of Directors of BATIF passed on 30 June 1998 BATIF resolved to establish a Euro Medium Term Note Programme pursuant to which it may from time to time issue Notes as set out herein. By a resolution of the Board of Directors of BATNF passed on 12 May 2014, BATNF resolved to accede to the Programme as an issuer. By a resolution of the Board of Directors of BATCAP passed on 20 April 2017, BATCAP resolved to accede to the Programme as an issuer. By resolutions of the Boards of Directors of BATIF passed on 23 February 1999, 23 May 2000, 24 July 2000, 24 June 2002, 14 April 2003, 25 February 2004, 12 April 2005, 21 November 2005, 23 November 2006, 23 November 2007, 21 November 2008, 25 November 2009, 19 November 2010, 23 November 2011, 30 November 2012, 29 November 2013, 15 May 2014, 24 April 2015, 6 May 2016, 27 April 2017, 10 May 2018, 24 April 2019, 4 March 2020, 28 January 2021 and 22 February 2022 and of BATNF passed on 28 April 2015, 11 May 2016, 22 May 2017, 15 May 2018, 29 April 2019, 26 February 2020, 29 January 2021 and 22 February 2022 and of BATCAP passed on 11 May 2018, 25 April 2019, 26 March 2020, 2 February 2021 and 10 February 2022, the Issuers have resolved to update the Programme. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of £25,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B)

By resolutions of the Board of Directors of British American Tobacco passed on 18 June 1998, 5 March 1999, 24 May 2000, 28 July 2000, 14 April 2003, 20 February 2004, 29 October 2007, 25 February 2014 and 25 April 2017 and resolutions of a Committee of the Board of Directors passed on 1 July 1998 and of the Executive Committee of the Board of Directors passed on 24 April 2002 and 24 June 2002 and of the Transactions Committee of the Board of Directors on 11 April 2005, 21 November 2005, 16 November 2006, 20 November 2007, 21 November 2008, 17 November 2009,

19 November 2010, 23 November 2011, 30 November 2012, 29 November 2013, 12 May 2014, 23 April 2015, 3 May 2016, 10 May 2018, 23 April 2019, 3 February 2020, 28 January 2021 and 22 February 2022 and of the Board of Directors of BATIF passed on 30 June 1998, 23 February 1999, 23 May 2000, 24 July 2000, 24 June 2002, 14 April 2003, 25 February 2004, 12 April 2005, 21 November 2005, 23 November 2006, 23 November 2007, 21 November 2008, 25 November 2009, 19 November 2010, 23 November 2011, 30 November 2012, 29 November 2013, 15 May 2014, 24 April 2015, 6 May 2016, 27 April 2017, 10 May 2018, 24 April 2019, 4 March 2020, 28 January 2021 and 22 February 2022 and of the Board of Directors of BATNF passed on 12 May 2014, 28 April 2015, 11 May 2016, 22 May 2017, 15 May 2018, 29 April 2019, 26 February 2020, 29 January 2021 and 22 February 2022 and of the Board of Directors of BATCAP passed on 20 April 2017, 11 May 2018, 25 April 2019, 26 March 2020, 2 February 2021 and 10 February 2022, the Guarantors have resolved to guarantee Notes issued under the said Programme and to enter into certain covenants as set out in this Trust Deed.

(C)	The Trustee has agreed to act as trustee of this Trust Deed for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of this Trust Deed.

(D)

References hereafter in this Trust Deed to the Issuer and the Guarantors are to the Issuer and the Guarantors specified in the applicable Final Terms (as defined below) in relation to a particular Series of the Notes.

THIS DEED WITNESSES AND IT IS DECLARED as follows:

1.	INTERPRETATION

1.1	Definitions

The following expressions have the following meanings:

Agency Agreement means the agreement dated 6 July 1998, as amended and/or supplemented and/or restated from time to time, appointing the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing another Agent or further or other Paying Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, Citibank, N.A., London Branch at its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England, or, if applicable, any Successor agent in relation thereto;

Appointee means any attorney, manager, agent, delegate, nominee, receiver, custodian or other person appointed by the Trustee under this Trust Deed;

Auditors means the auditors for the time being of the relevant Issuer or a Guarantor (as the case may be), or, if they are unable or unwilling to carry out any action requested of them pursuant to the provisions of this Trust Deed, such other firm of accountants as may be selected for the purpose by the relevant Issuer or the relevant Guarantor (as the case may be) which, for the avoidance of doubt in the case of the auditors of the relevant Issuer so being unable or unwilling, may be the auditors of the ultimate Holding Company of the Group, in either such case, as approved by the Trustee (such approval not to be unreasonably withheld) and, failing such selection by the relevant Issuer or the relevant Guarantor (as the case may be) as may be nominated in writing by the Trustee for the purpose;

Borrowed Moneys Indebtedness has the meaning ascribed thereto in Condition 9(a);

Calculation Agent means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or, if applicable, any Successor calculation agent in relation thereto;

CGN means a Global Note in respect of which the applicable Final Terms indicates is not in New Global Note form;

Clearstream, Luxembourg means Clearstream Banking SA;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Agent, the Trustee and the relevant Dealer(s) as supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of this Trust Deed;

Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)

if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 3 (Part A) of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Agent, the Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part 3 (Part B) of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Bank of China Limited, London Branch, Barclays Bank PLC, BofA Securities Europe SA, Citigroup Global Markets Europe AG, Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, Deutsche Bank AG, London Branch, Goldman Sachs Bank Europe SE, HSBC Bank plc, Lloyds Bank Corporate Markets plc, Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH, Merrill Lynch International, Mizuho International plc, Mizuho Securities Europe GmbH, NatWest Markets Plc, SMBC Nikko Capital Markets Europe GmbH, SMBC Nikko Capital Markets Limited, Standard Chartered Bank, UniCredit Bank AG, Wells Fargo Securities International Limited and Wells Fargo Securities Europe S.A. and any other entity appointed as a Dealer and notice of whose appointment has been given to the Agent and the Trustee in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and this Trust Deed in exchange for a Global Note (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the relevant Guarantor(s), the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Talons attached thereto on issue;

Early Redemption Amount has the meaning ascribed thereto in Condition 6(f);

Euroclear means Euroclear Bank SA/NV; Eurosystem means the central banking system for the euro;

Event of Default means an event described in Condition 9(a) and which, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the holders of the Notes of the relevant Series;

Extraordinary Resolution has the meaning set out in Schedule 3;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

FSMA means the Financial Services and Markets Act 2000 of the United Kingdom;

Global Note means a global note in the form or substantially in the form set out in Part 1 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and this Trust Deed on issue;

Group has the meaning ascribed thereto in Condition 9(a);

Guarantee means the guarantee and indemnity of the Guarantors in Clause 5;

Holding Company means a holding company within the meaning of Section 1159 of the Companies Act 2006;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

Interest Payment Date means, in relation to any Floating Rate Note, either:

(a)

the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Definitive Note the same date as the date of issue of the Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

London Business Day has the meaning set out in Condition 4(b)(v);

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions and business have been transferred;

Maturity Date means the date on which a Note is expressed to be redeemable;

month means calendar month;

NGN means a Global Note in respect of which the applicable Final Terms indicates is in New Global Note form;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which:

(a)

has such maturity as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant currency; and

(b)

has such denomination as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, which will be at least €1,000 (or its equivalent in other currencies) in any event, provided that (i) in the case of any Notes which are to be admitted to trading on the London Stock Exchange’s main market or offered to the public in the United Kingdom in circumstances which require the publication of a prospectus under the Prospectus Regulation (EU) (2017/1129) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, the minimum specified denomination shall be €100,000 (or the equivalent of such amounts in another currency as at the date of issue of the Notes); and (ii) unless otherwise permitted by then current laws and regulations, Notes (including Notes denominated in sterling) in respect of which the issue proceeds are received by the relevant Issuer in the United Kingdom and which have a maturity of less than one year will have a minimum redemption value of £100,000 (or its equivalent in other currencies), issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and this Trust Deed and which shall initially be represented by, and comprised in, a Global Note which may (in accordance with the terms of such Global Note) be exchanged for Definitive Notes (as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 10;

Noteholders means the several persons who are for the time being bearers of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of this Trust Deed other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the relevant Issuer and the Guarantors, solely in such common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) and for which purpose such common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the provisions of this Trust Deed and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

notice means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13;

Official List has the meaning ascribed thereto in Section 103 of the FSMA;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to this Trust Deed;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 6(g) and 6(h);

(d)	those Notes which have become void under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)

(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)	any Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of this Trust Deed and the Agency Agreement;

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Conditions 9(a), 9(b) and 14 and Schedule 3;

(iii)

any discretion, power or authority (whether contained in this Trust Deed or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the relevant Issuer, the Guarantors or any other subsidiary of the relevant Issuer or the Guarantors, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

Potential Event of Default means an event or circumstance which would with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 9(a) become an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the parties hereto (other than the Trustee) and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended and/or supplemented and/or restated from time to time;

Put Notice means a notice in the form set out in Schedule 2 to the Agency Agreement;

Reference Banks means the several banks initially appointed as reference banks in relation to the Notes of any relevant Series and/or, if applicable, any Successor reference banks in relation thereto such banks being, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent or as specified in the applicable Final Terms;

Relevant Date has the meaning ascribed thereto in Condition 7(f);

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall be construed accordingly;

specified office means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Noteholders pursuant to Clause 8(j);

Stock Exchange means, in relation to the Notes of any Series, the stock exchange or exchanges on which such Notes may from time to time be listed, and references in this Trust Deed to the relevant Stock Exchange shall, in relation to the Notes of any Series, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

subsidiary means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 of Great Britain;

Successor means, in relation to the Agent, any other Paying Agent, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of this Trust Deed and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agent, reference banks or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the relevant Issuer and the Guarantors and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 8(j);

successor in business means a company which has acquired as a going concern all or substantially all of the undertaking, assets and liabilities of the relevant Issuer or any Guarantor, as the case may be;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 4 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

this Deed means this trust deed and the Schedules (or, in respect of any reference to the provisions thereof, the same as may be from time to time modified in accordance with the provisions hereof);

this Trust Deed means this Deed and any trust deed supplemental hereto and the schedules (if any) thereto and the Notes, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000; and

Zero Coupon Note means a Note on which no interest is payable.

1.2	Construction of Certain References

(a)	All references in this Trust Deed to costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.

(b)

All references in this Trust Deed to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer and/or the Guarantors under this Trust Deed shall, unless the context otherwise requires, be construed in accordance with Condition 5(f).

(c)

All references in this Trust Deed to any statute or any provision of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended, superseded or re-enacted or to any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)

All references in this Trust Deed to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in this Trust Deed.

(e)

All references in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system as is approved by the relevant Issuer, the Agent and the Trustee. In the case of NGNs, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

(f)

All references in this Trust Deed to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

(g)	All references in this Trust Deed to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

(h)

As used herein, in relation to any Notes which have a listing or are listed (i) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the main market of the London Stock Exchange and (ii) on any Stock Exchange within the European Economic Area, listing and listed shall be construed to mean that Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of Directive 2014/65/EU of the European Parliament and of the Council on Markets in Financial Instruments. All references in this Trust Deed to listing and listed shall include references to quotation and quoted respectively.

(i)

All references in this Trust Deed to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers interest in the Notes.

(j)

All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interest of the Noteholders.

1.3	Headings

Headings shall be ignored in construing this Trust Deed.

1.4	Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.5	Defined terms

Words and expressions defined in this Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and this Trust Deed, this Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or this Trust Deed and the applicable Final Terms, the applicable Final Terms shall prevail.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Final Terms and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by this Trust Deed without further formality.

Before the first issue of Notes occurring after each anniversary of this Deed and on such other occasions as the Trustee acting reasonably so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in applicable law or regulations (or the interpretation or application thereof) affecting the relevant Issuer or, as the case may be, the Guarantors, this Trust Deed, the Programme Agreement or the Agency Agreement, or the Trustee has other grounds), the relevant Issuer or, as the case may be, the Guarantors will procure that further legal opinion(s) (relating, if applicable, to any such change or proposed change (or interpretation or application)) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)

every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series, except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(b)

in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default, interest shall (subject, where applicable, as provided in the Conditions) continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(i) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than seven days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above), interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6(i) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with this Trust Deed.

2.3	Trustee’s requirements regarding Paying Agents

At any time after an Event of Default or a Potential Event of Default shall have occurred, the Trustee may:

(a)

by notice in writing to the relevant Issuer, the Guarantors, the Agent and any other Paying Agent require the Agent and any other Paying Agent, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)

to act as Paying Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes and Coupons and all moneys, documents and records held by them in respect of Notes and Coupons to the order of the Trustee; or

(ii)	to deliver all Notes and Coupons and all moneys, documents and records held by them in respect of the Notes and Coupons to the Trustee or as the Trustee directs in such notice; and

(b)	by notice in writing to the relevant Issuer and the Guarantors require them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent.

2.4	Rate and amount of interest

If the Floating Rate Notes of any Series become immediately due and repayable under Condition 9(a), the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4(b) except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or the Couponholders, to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 14 (both inclusive), 15.3, 16, 17 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Coupons, Couponholders, Talons and Talonholders shall be construed accordingly.

3.	FORM OF THE NOTES

3.1	Global Notes

(a)

The Notes of each Tranche will initially be represented by a single Global Note. Each Global Note shall be exchangeable for Definitive Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Global Note.

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or a common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or (in the case of a CGN) to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement and this Trust Deed.

(b)

Each Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile. Each Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by two directors or one director and the secretary or assistant secretary of the relevant Issuer, and shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Global Note so executed and authenticated (and if applicable effectuated) shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.2	Definitive Notes

(a)

The Definitive Notes, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part 2, Part 3 and Part 4, respectively, of Schedule 2. The Definitive Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to this Trust Deed) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Notes, the Coupons and the Talons shall pass by delivery.

(b)

The Definitive Notes shall be signed manually or in facsimile by two directors or one director and the secretary or assistant secretary of the relevant Issuer, and shall be authenticated by or on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Coupons and Talons, upon execution, and upon execution and authentication of the Definitive Notes, shall be binding and valid obligations of the Issuer. The Coupons and the Talons shall be signed manually or in facsimile by two directors or one director and the secretary or assistant secretary of the relevant Issuer. No Definitive Note and none of the Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated and the Coupons or Talons shall have been executed, in each case as aforesaid.

3.3	Facsimile Signatures

The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the relevant Issuer or a director or a secretary of the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised or to hold such office.

3.4	Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the Guarantors, the Trustee, the Agent and any other Paying Agent (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Coupon or Talon and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (b) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Coupon or Talon.

4.	STAMP DUTIES AND TAXES

4.1	Stamp Duties

The relevant Issuer will pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in the United Kingdom, The Netherlands, Belgium and Luxembourg in respect of the creation, issue and offering of the Notes and the Coupons and the execution or delivery of this Trust Deed. The relevant Issuer will also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the relevant Issuer’s or any Guarantor’s obligations under this Trust Deed.

4.2	Change of Taxing Jurisdiction

If the relevant Issuer or a Guarantor becomes subject generally to the taxing jurisdiction of a territory or an authority of or in that territory having power to tax other than or in addition to the United Kingdom (in the case of BATIF and British American Tobacco) or The Netherlands (in the case of BATNF) or the United States (in the case of BATCAP) or any such authority of or in such territory then such Issuer or, as the case may be, the relevant Guarantor will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom (in the case of BATIF and British American Tobacco), The Netherlands (in the case of BATNF) or the United States (in the case of BATCAP) of references to that other or additional territory or authority to whose taxing jurisdiction such Issuer or the relevant Guarantor has become so subject. In such event this Trust Deed and the Notes will be read accordingly.

5.	GUARANTEE AND INDEMNITY

5.1	Guarantee

The Guarantors, jointly and severally, unconditionally and irrevocably guarantee that, if the relevant Issuer does not pay any sum payable by it under this Trust Deed by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantors will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 9, in London in pounds sterling in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.2(a), (b) and (c) will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 9. All payments under this Trust Deed by the Guarantors will be made subject to the provisions of Clause 4.2, Condition 7 and Subclause 5.9 of this Clause.

5.2	Guarantor(s) as Principal Debtor

As between the Guarantors and the Trustee, the Noteholders and the Couponholders but without affecting the relevant Issuer’s obligations, each of the Guarantors will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (a) any time, indulgence, waiver or consent at any time given to the relevant Issuer or any other person, (b) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (c) the making or absence of any demand on the relevant Issuer or any other person for payment, (d) the enforcement or absence of enforcement of this Trust Deed or of any security or other guarantee or indemnity, (e) the taking, existence or release of any security, guarantee or indemnity, (f) the dissolution, amalgamation, reconstruction or reorganisation of the relevant Issuer or any other person or (g) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or any of the relevant Issuer’s obligations under any of them).

5.3	Guarantor’s Obligations Continuing

Each of the Guarantors’ obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed. Furthermore, the obligations of the Guarantors are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantors or otherwise and may be enforced without first having recourse to the relevant Issuer, any other person, any security or any other guarantee or indemnity. Each of the Guarantors irrevocably waives (a) any right which it has whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of the relevant Issuer before any claim is enforced against it and (b) all notices and demands of any kind.

5.4	Exercise of Guarantor’s Rights

So long as any sum remains due and outstanding under this Trust Deed:

(a)

any right of a Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the relevant Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by such Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)

any amount received or recovered by a Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the relevant Issuer will be immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 6.1.

5.5	Suspense Account

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the relevant Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the relevant Issuer under this Trust Deed may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.6	Avoidance of Payments

If any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of this Trust Deed is, on the subsequent bankruptcy or insolvency of the relevant Issuer, avoided under any laws related to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantors and this Guarantee will continue to apply as if such payment had at all times remained owing by the relevant Issuer.

5.7	Debts of Issuer

If any moneys become payable by the Guarantors under this Guarantee, the relevant Issuer will not (except in the event of the liquidation of the relevant Issuer), so long as any such moneys remain unpaid, pay any moneys for the time being due from the relevant Issuer to any of the Guarantors.

5.8	Indemnity

As separate, independent and alternative stipulations, each of the Guarantors unconditionally and irrevocably agrees (a) that any sum which, although expressed to be payable by the relevant Issuer under this Trust Deed, is for any reason (whether or not now existing and whether or not now known or becoming known to the relevant Issuer, the Guarantors, the Trustee or any Noteholder or Couponholder) not recoverable from a Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of (i) any sum expressed to be payable by the relevant Issuer under this Trust Deed not being paid on the date and otherwise in the manner specified in this Trust Deed or (ii) any payment obligation of the relevant Issuer under this Trust Deed being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the relevant Issuer in respect of the relevant sum.

5.9	Taxes

(a)

All payments of principal and interest by the Guarantors will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (together, Taxes) of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom (in the case of BATIF and British American Tobacco), The Netherlands (in the case of BATNF) and the United States (in the case of BATCAP) or any political subdivision thereof or any authority thereof or therein having power to levy the same unless such withholding or deduction is required by law. In that event, the relevant Guarantor shall (subject as provided below) pay such amounts (the Additional Amounts) as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such Taxes been required to be withheld or deducted.

(b)	No Additional Amounts will be payable by BATIF or British American Tobacco in respect of Notes or Coupons:

(i)

presented for payment by or on behalf of a Noteholder or Couponholder who is liable for such withheld or deducted Taxes by reason of his having some connection with the United Kingdom other than the mere holding of a Note or Coupon; or

(ii)

to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

(iii)	presented for payment in the United Kingdom; or

(iv)

presented for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date.

(c)	No Additional Amounts will be payable by BATNF in respect of Notes or Coupons:

(i)

presented for payment by or on behalf of a Noteholder or Couponholder who is liable for such withheld or deducted Taxes by reason of his having some connection with The Netherlands other than the mere holding of a Note or Coupon; or

(ii)

to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in The Netherlands, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

(iii)	presented for payment in The Netherlands; or

(iv)

presented for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date; or

(v)

to, or to another party on behalf of, a holder if such Additional Amounts are payable for or on account of any Taxes imposed or to be withheld in The Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

(d)	In relation to BATCAP, the obligations set out in subclause 5.9(a) above shall not apply to:

(i)

any such Taxes which would not have been so imposed but for (i) the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of a power over such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or being or having been present therein, or having or having had a permanent establishment therein, or (ii) such holder’s present or former status as a personal holding company, passive foreign investment company, controlled foreign corporation or private foundation or other tax-exempt organisation (in each case, for United States federal income tax purposes), or as a corporation which accumulates earnings to avoid United States federal income taxes; or

(ii)

any such Taxes which would not have been so imposed but for the presentation of a Note or Coupon for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date; or

(iii)	any estate, inheritance, gift, sales, transfer or personal property Taxes or any similar Taxes; or

(iv)

any such Taxes which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder of a Note or Coupon, if such compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such Taxes; or

(v)	any such Taxes which are payable otherwise than by deduction or withholding from payments in respect of a Note or Coupon; or

(vi)

any such Taxes imposed on interest received by a 10 per cent. shareholder of the Issuer within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the Code) (or any amended or successor provisions); or

(vii)

any such Taxes imposed by reason of a holder of a Note or Coupon being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions); or

(viii)	any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions); or

(ix)	any such Taxes imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); and

(x)	any combination of clauses (i) to (ix) above;

nor will any Additional Amounts be paid in respect of a Note or Coupon to any holder who is not a United States Alien or to any United States Alien who is a fiduciary or partnership or person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon. The term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership any partner of which is for United States federal income tax purposes a foreign corporation, a nonresident alien individual, a non-resident alien fiduciary of a foreign estate or trust or any such foreign partnership.

6.	APPLICATION OF MONEYS AND PARTIAL PAYMENTS

6.1	Declaration of Trust

All moneys received by the Trustee under this Trust Deed from the relevant Issuer or, as the case may be, the Guarantors (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 8) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed from the relevant Issuer or, as the case may be, the Guarantors to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 5.5 and Clause 7):

FIRST in payment or satisfaction of all amounts then due and unpaid under these presents to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer and any other person) or, in the event that any moneys were received from any Guarantor, to the extent of such moneys, to such Guarantor.

Without prejudice to this Subclause 6.1, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

6.2	Partial Payments

Upon any payment under Subclause 6.1 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and (except in the case of a NGN) the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

7.	INVESTMENT BY THE TRUSTEE

7.1

No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

7.2

The Trustee may deposit moneys in respect of the Notes or Coupons in its name in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

7.3

The parties acknowledge and agree that in the event that any deposits in respect of the Notes or Coupons are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution (“negative interest”), the Trustee shall not be liable to make up any shortfall or be liable for any loss.

7.4

The Trustee may at its discretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under Clause 6. All interest and other income deriving from such deposits shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 9 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders of such Series or the holders of the related Coupons, as the case may be.

8.	COVENANTS

So long as any of the Notes of any Series remains outstanding, the relevant Issuer and the Guarantors will each:

(a)

Books of Account: keep, and use reasonable endeavours to procure that each of their respective subsidiaries keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each of their respective subsidiaries will allow, the Trustee and anyone appointed by it to whom the relevant Issuer, the Guarantors and/or the relevant subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours;

(b)	Notice of Events of Default: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

(c)	Information: so far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions pursuant to this Trust Deed;

(d)

Financial Statements etc: send to the Trustee at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year three copies (in English) of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or which legally or contractually should be issued, to the members or creditors (or any class of them) of the relevant Issuer or the Guarantors or any Holding Company thereof, as the case may be, generally in its or their capacity as such;

(e)

Certificates of Directors: send to the Trustee, within 30 days of its annual audited financial statements being made available to its members, and also within 30 days of any request by the Trustee, a certificate of the relevant Issuer or, as the case may be, each Guarantor signed by any two of its Directors or any one of its Directors and its Secretary or Assistant Secretary that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the relevant Issuer or, as the case may be, the relevant Guarantor as at a date (the Certification Date) not more than five days before the date of the certificate no Event of Default or Potential Event of Default or other breach of this Trust Deed existed or had occurred since the Certification Date of the last such certificate or, if none, the date of this Deed or, if such an event exists or had occurred, giving details of it;

(f)

Notices to Bondholders: send, or procure that the Agent sends, to the Trustee at least 48 hours prior to publication the form of each notice to be given to Noteholders and, once given, two copies of each such notice, such notice to be in a form approved in writing by the Trustee (such approval, unless expressed to do so not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21 of the FSMA);

(g)	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

(h)

Notice of late payment: forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment;

(i)

Listing: use all reasonable endeavours to maintain the quotation or listing of the Notes on the Stock Exchange but, if it is unable to do so, having used such endeavours, or if the obtaining or maintenance of such quotation or listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a quotation or listing of the Notes on another stock exchange approved in writing by the Trustee;

(j)

Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of any Agent, Calculation Agent, Reference Bank or other Paying Agent or of any change by any Paying Agent or Reference Bank of its specified office and not make any such appointment or removal without the Trustee’s written approval;

(k)

Notes held by Issuer etc: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer or, as the case may be, each Guarantor signed by any two of its Directors or any one of its Directors and its Secretary or Assistant Secretary stating the number and nominal amount of Notes held at the date of such certificate by or on behalf of the relevant Issuer or, as the case may be, each Guarantor or their respective subsidiaries;

(l)

Payment of interest in the United States: if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 13;

(m)

Euroclear and Clearstream, Luxembourg: use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 10.18 or otherwise as soon as practicable after such request;

(n)

Drawings: give prior written notice to the Trustee of any proposed redemption pursuant to Conditions 6(b) or 6(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(o)	Programme Agreement: promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement; and

(p)

Holding Company: in the event that any company, the share capital of which is or is to be listed on the London Stock Exchange, becomes the ultimate Holding Company of British American Tobacco, procure that such Holding Company shall become a guarantor under this Trust Deed, jointly and severally with the Guarantors, with effect from the later of (i) the date on which such company becomes the ultimate Holding Company of British American Tobacco and (ii) the date on which the share capital of such Holding Company is listed on the London Stock Exchange and, in such event, the term “Guarantors” herein shall be deemed to include such Holding Company.

9.	REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

9.1	Normal Remuneration

So long as the Notes remain outstanding the relevant Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Deed or as otherwise agreed between the relevant Issuer, and the Trustee from time to time and shall be payable on such dates as they may from time to time agree. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the moneys payable in respect thereof have been paid to the Agent or the Trustee. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note or Coupon is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.

9.2	Extra Remuneration

If an Event of Default or a Potential Event of Default shall have occurred the relevant Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by the relevant Issuer to undertake duties which they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the relevant Issuer will pay such additional remuneration as they may agree (which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, in the event of the Trustee and the relevant Issuer failing to agree as to any of the matters in this Subclause (or as to such sums referred to in Subclause 9.1), as determined by an investment bank or other person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment bank’s or other person’s fee will be payable by the relevant Issuer. The determination of such investment bank or other person will be conclusive and binding on the relevant Issuer, the Guarantors, the Trustee, the Noteholders and the Couponholders.

9.3	Expenses

The relevant Issuer will also on demand by the Trustee pay or discharge all liabilities and expenses reasonably incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against the relevant Issuer or any Guarantor to enforce any provision of, or resolving any doubt concerning, or for any other purpose in relation to this Trust Deed.

9.4	Indemnity

Subject to section 750 of the Companies Act 2006 (if applicable), the relevant Issuer will indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions hereunder may be delegated by it in the carrying out of its functions hereunder and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions hereunder.

9.5	Rate of Interest

All amounts due and payable pursuant to Subclauses 9.3 and 9.4 shall be payable by the relevant Issuer on the date specified in a demand in writing by the Trustee. The rate of interest applicable to such payments shall be a rate equivalent to 2 per cent. per annum over the base rate of National Westminster Bank PLC for such time as such amount remains unpaid and interest shall accrue:

(a)	in the case of payments made by the Trustee before the date of such written demand from the date on which the payment was made or such later date as specified in such written demand; or

(b)

in the case of payments made by the Trustee on or after the date of the written demand, from the date specified in such written demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this clause 9.5 from the date thereof.

9.6	Continuing Effect

Subclauses 9.3 and 9.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee.

9.7	Apportionment

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any liabilities, costs, charges and expenses incurred under this Trust Deed have been incurred or to allocate any such liabilities, costs, charges and expenses between the Notes of more than one Series.

9.8	No withholding or deduction

All payments to be made by the relevant Issuer to the Trustee under clause 9 of this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant Issuer shall pay such additional amounts as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

10.	PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACTS

10.1	Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, fax or email and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

10.2	Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the relevant Issuer and the Guarantors are performing all their obligations under this Trust Deed.

10.3	Resolutions of Noteholders

The Trustee will not be responsible for having acted in good faith on a resolution in writing or any resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing System(s) in accordance with this Trust Deed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution, (in the case of a resolution in writing) that not all the holders had signed the resolution or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing System(s)) it was not approved by the requisite number of Noteholders or that the resolution was not valid or binding on the Noteholders or the Couponholders.

10.4	Certificate signed by Directors

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two Directors or any one Director and the Secretary or Assistant Secretary of the relevant Issuer or any Guarantor (as the case may be) as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

10.5	Deposit of Documents

The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof.

10.6	Discretion

The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise.

10.7	Agents

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). If the Trustee exercises reasonable care in selecting such agent, the Trustee will not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent.

10.8	Delegation

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it will not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate.

10.9	Nominee/Custodian

The Trustee may appoint and pay a custodian or nominee on any terms in relation to assets of the trusts constituted by these presents. If the Trustee exercises reasonable care in selecting such custodian or nominee, it will not have any obligation to supervise such custodian or nominee and shall not be responsible to anyone for any loss, liability, cost, claim, action, demand or expense incurred as a result of any misconduct or default by the custodian or nominee.

10.10	Forged Bonds

The Trustee will not be liable to the relevant Issuer or any Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and later found to be forged or not authentic.

10.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential, financial or other information made available to the Trustee by the relevant Issuer or any Guarantor or any other person.

10.12	Determinations Conclusive

As between itself and the Noteholders and Couponholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee, the Noteholders and the Couponholders.

10.13	Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the relevant Issuer, the Guarantors, the Noteholders and the Couponholders.

10.14	Events of Default

The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination will be conclusive and binding on the relevant Issuer, the Guarantors, the Noteholders and the Couponholders.

10.15	Payment for and Delivery of Notes

The Trustee will not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

10.16	Notes held by the Issuer etc

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 8(k)) that no Notes are for the time being held by or on behalf of the relevant Issuer, the Guarantors or their respective subsidiaries.

10.17	Interests of Noteholders as a class

In connection with the exercise by it of any of its trusts, powers, authorities or discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed.

10.18	Certificate of Euroclear or Clearstream, Luxembourg

The Trustee may call for and rely on any record and/or document and/or evidence and/or information and/or certification to be issued or given by Euroclear or Clearstream, Luxembourg (a) as to the nominal amount of Notes represented by a Global Note standing to the account of any person and/or (b) in relation to any determination of the nominal amount of Notes represented by a NGN. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s Easy-Way or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any record and/or document and/or evidence and/or information and/or certification to such effect purporting to be issued or given by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

10.19	Trustee not bound to act

Save as otherwise expressly provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions hereby vested in the Trustee, but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing, including the cost of its management’s time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

10.20	Illegality

No provision of this Trust Deed shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

10.21	Trustee’s own funds

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

10.22	Trustee entitled to evaluate risk

When determining whether an indemnity or any security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, of any award of damages against it in England or elsewhere.

10.23	Noteholder indemnities

The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

10.24	Consents and Approvals

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

11.	TRUSTEE LIABLE FOR NEGLIGENCE

11.1

The duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to this Trust Deed. However, subject to Section 750 of the Companies Act 2006 (if applicable), if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it for, from or against any liability which would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purposes of that Act.

11.2	Notwithstanding any provision of these presents to the contrary, the Trustee shall not in any event be liable for:

(a)	loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; and

(b)	special, indirect, punitive or consequential loss or damage of any kind whatsoever,

whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

12.	WAIVER AND PROOF OF DEFAULT

12.1	Waiver

The Trustee may, without the consent of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, on such terms as seem expedient to it, waive or authorise any breach or proposed breach by the relevant Issuer or any Guarantor of this Trust Deed or the Conditions or determine that any Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9(a). No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Noteholders and the Couponholders and, if the Trustee so requires, will be notified to the Noteholders as soon as practicable.

12.2	Proof of Default

Proof that the relevant Issuer or any Guarantor has failed to pay a sum due to the holder of any Note or Coupon will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes or Coupons which are then payable.

13.	TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, subsidiary or associated company of a corporation acting as a trustee under this Trust Deed shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the relevant Issuer or any of the Guarantors or any person or body corporate associated with the relevant Issuer or any of the Guarantors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, any Issuer or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the relevant Issuer or any of the Guarantors or any such person or body corporate so associated or any other office of profit under the relevant Issuer or any of the Guarantors or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any liability or expense occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed.

14.	MODIFICATION AND SUBSTITUTION

14.1 Modification

The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the relevant Issuer in making any modification (a) to this Trust Deed which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to this Trust Deed if in the opinion of the Trustee such modification is of a formal, minor or technical nature, to correct a manifest error or to comply with mandatory provisions of applicable law.

In addition, the Trustee shall be obliged to concur with the relevant Issuer in effecting any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(b)(ii)(C)(4) without the consent of the Noteholders or Couponholders.

Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

14.2	Substitution

(a) Substitute Issuer

The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution of any Guarantor or its successor in business or Holding Company or any other subsidiary of any Guarantor or its successor in business or Holding Company (the Substituted Obligor) in place of the relevant Issuer (or of any previous substitute under this Subclause) as the principal debtor under this Trust Deed provided that:

(i)

amendments to this Trust Deed are made or a trust deed is executed or some other form of undertaking is given by the Substituted Obligor to the Trustee, in any such case, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed with any consequential amendments which the Trustee may deem appropriate as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and Coupons as the principal debtor in place of the relevant Issuer;

(ii)

where the Substituted Obligor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (the Substituted Territory) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the Issuer’s Territory), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for the references in that Condition to the relevant jurisdiction specified in such Condition of references to the Substituted Territory and in such event this Trust Deed, the Notes and the Coupons (including, but without limitation, Clause 4.2) will be read accordingly;

(iii)

if any two of the Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare them with those of the relevant Issuer or any Guarantor; and

(iv)

the obligations of the Substituted Obligor under this Trust Deed are guaranteed by the Guarantors or their successors in business or Holding Companies (or where a Guarantor or its successor in business or Holding Company is the Substituted Obligor by the other Guarantors or their successors in business or Holding Companies) in the same terms (with consequential amendments as necessary) as the Guarantee in form and manner satisfactory to the Trustee.

(b)	Release of Substituted Issuer

Any such agreement by the Trustee pursuant to this Subclause 14.2 will, if so expressed, operate to release the relevant Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Noteholders.

(c)	Completion of Substitution

Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and on the Notes and Coupons as the principal debtor in place of the relevant Issuer (or of any previous substitute under this Subclause 15.2) and this Trust Deed will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

(d)	Substitute Guarantor

The Trustee may similarly, without the consent of the Noteholders or the Couponholders, agree to the substitution of any Guarantor’s successor in business or Holding Company in place of any Guarantor, mutatis mutandis so far as applicable (except that the references to Condition 7 in paragraph 14.2(a)(ii) shall be construed as references to Clause 5.9 and paragraph 14.2(a)(v) shall not be so applicable) upon the terms and subject to the conditions hereinbefore provided, with such modifications or additions as the Trustee may agree or require.

(e)

In the case of any proposed substitution pursuant to this Clause 14.2, the Trustee may, without the consent of the Noteholders or the Couponholders, agree to a change in law governing the Notes, the Coupons and/or this Trust Deed, provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders.

15.	APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

15.1	Appointment

The Issuer has the power of appointing new trustees but no trustee may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the relevant Issuer to the Noteholders as soon as practicable.

15.2	Retirement and Removal

Any Trustee may retire at any time on giving at least three months’ written notice to the relevant Issuer and the Guarantors without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the relevant Issuer and the Guarantors will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee.

15.3	Co-Trustees

The Trustee may, despite Subclause 15.1, by written notice to the relevant Issuer and the Guarantors (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)	if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders;

(b)	to conform with a legal requirement, restriction or condition in any jurisdiction in which a particular act is to be performed; or

(c)	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the relevant Issuer, the Guarantors and that person remove that person. At the Trustee’s request, the relevant Issuer and the Guarantors will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so other than the payment of the costs of such appointee, if any, which will be agreed between the appointee and the Issuers and the Guarantors and otherwise subject to Clause 9.

15.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

16.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

16.1

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO COUPONHOLDERS

16.2

No notices need be given to Couponholders. They will be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee will assume that the holder of each Note is the holder of all Coupons relating to it.

17.	CURRENCY INDEMNITY

17.1	Currency of Account and Payment

The currency in which the Notes are denominated (the Contractual Currency) is the currency of account and payment for all sums payable by the relevant Issuer or a Guarantor under or in connection with this Trust Deed in respect of such Notes and the relative Coupons, including damages.

17.2	Extent of discharge

An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the relevant Issuer or a Guarantor or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer or a Guarantor will only discharge the relevant Issuer and the relevant Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnity

If the relevant Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, the relevant Issuer will indemnify the Trustee, any Noteholder or Couponholder against any loss sustained by any of those parties as a result. In any event, the relevant Issuer will indemnify the recipient against the cost of making any such purchase.

17.4	Indemnity separate

This indemnity constitutes a separate and independent obligation from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any other judgment or order.

18.	COMMUNICATIONS

Any communication shall be by letter or email:

(a)	in the case of BATIF, to it (with a copy to British American Tobacco) at:

Globe House

4 Temple Place

London WC2R 2PG

Tel No.             020 7845 1000

Email                 Corporate_Finance_Financial_Risk@bat.com

Attention           The Group Treasurer

(b)	in the case of BATNF, to it (with a copy to British American Tobacco) at:

Handelsweg 53A

1181 ZA Amstelveen

The Netherlands

Tel No.              +31 20 5406 911

Email                 judith_bollen@bat.com

Attention           The Board of Directors

(c)	in the case of BATCAP, to it (with a copy to British American Tobacco) at:

103	Foulk Road, Suite 120

Wilmington

Delaware 19803

United States of America

Tel No.              +1 302 691 6323

Email                 Brian.Harrison@cscgfm.com

Attention           Secretary

(d)	in the case of British American Tobacco, to it at:

Globe House

4 Temple Place

London WC2R 2PG

Tel No.              020 7845 1000

Email                 Corporate_Finance_Financial_Risk@bat.com

Attention           The Group Treasurer

(e)	and in the case of the Trustee, to it at:

8th Floor

100 Bishopsgate

London EC2N 4AG

Email                 Trust.Support@lawdeb.com,

Attention           The Manager, Trust Management

Communications will take effect, in the case of delivery, when delivered or, in the case of email, when received. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication (provided always that in relation to any communication sent by email to the Trustee, such communication shall only be deemed delivered upon written confirmation by the Trustee and, for the avoidance of doubt, an automatically generated “read” or “received” receipt shall not constitute such confirmation).

19.	GOVERNING LAW

This Trust Deed and any non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

20.	SUBMISSION TO JURISDICTION

20.1

Each of the parties hereto irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed (including a dispute relating to any non-contractual obligations arising out of or in connection with it) and that accordingly any suit, action or proceedings arising out of or in connection with this Trust Deed (together referred to as Proceedings) may be brought in the courts of England, including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Trust Deed. Each of the parties hereto irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against any of the parties hereto in any other court of competent jurisdiction (outside the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

20.2

Each of BATCAP and BATNF irrevocably and unconditionally appoints British American Tobacco at its registered office at Globe House, 4 Temple Place, London WC2R 2PG and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as BATCAP or BATNF, as the case may be, may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of BATCAP and BATNF:

(a)

agrees to procure that, so long as any of the Notes issued by it remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)

agrees that failure by any such person to give notice of such service of process to BATCAP or BATNF, as the case may be, shall not impair the validity of such service or of any judgment based thereon; and

(c)	agrees that nothing in this Trust Deed shall affect the right to serve process in any other manner permitted by law.

21.	WAIVER OF TRIAL BY JURY

Each party waives any right it may have to a jury trial or any claim or cause of action in connection with this Deed or any transaction contemplated by this Deed. This Deed may be filed as a written consent to trial by court.

22.	COUNTERPARTS

This Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Deed has been executed as a deed by BATCAP, BATIF, BATNF, British American Tobacco and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by B.A.T. International Finance p.l.c. (“BATIF”), B.A.T. Netherlands Finance B.V. (“BATNF”) or B.A.T Capital Corporation (“BATCAP”) as indicated in the applicable Final Terms (each in its capacity as the issuer of the Notes, the “Issuers” and, together with the other in its capacity as issuer of other notes, the “Issuers”) constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 6 July 1998 made between, inter alios, each of BATIF, BATNF and BATCAP as an Issuer, and where it is not the Issuer of the Notes, as guarantor of notes issued by the other Issuers, British American Tobacco p.l.c. (“British American Tobacco”) as a guarantor and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee). Each of BATIF, BATNF, BATCAP and British American Tobacco in its capacity as a guarantor is herein referred to as a “Guarantor” and all together in such capacities are herein referred to as the “Guarantors”. The Issuer and the Guarantors in relation to the Notes are specified in the applicable Final Terms (as defined below) and such expressions shall be construed accordingly.

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(ii)	any Global Note; and

(iii)	any definitive Notes issued in exchange for a Global Note.

The Notes and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 17 March 2022 and made between the same parties as are parties to the Trust Deed, Citibank, N.A., London Branch as issuing and principal paying agent and agent bank (the “Agent”, which expression shall include any successor agent) and the other paying agent named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agent).

Interest bearing definitive Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Global Notes do not have Coupons or Talons attached on issue.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which supplement these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, complete these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series with an existing Tranche of Notes; and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement and the applicable Final Terms are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of this Base Prospectus at Fifth Floor, 100 Bishopsgate, London EC2N 4AG) and at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of and definitions contained in the Trust Deed.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.

In the Conditions, “euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1	Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s) specified in the applicable Final Terms. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions, the Trust Deed and the Agency Agreement are not applicable.

Subject as set out below, title to the Notes and Coupons will pass by delivery. The Issuer, the Guarantors and any Paying Agent will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors and the Paying Agents as the holder of such nominal amount of such Notes for all purposes, other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantors and any Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms, or as may otherwise be approved by the Issuer, the Guarantors, the Agent and the Trustee.

2	Status of the Notes and the Guarantee

(a)	Status of the Notes

The Notes and Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank and will rank pari passu and without any preference among themselves and (subject as aforesaid and save to the extent that laws affecting creditors’ rights generally in a bankruptcy or winding up may give preference to any of such other obligations) equally with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

(b)	Status of the Guarantee

The payment of principal of, and interest on, the Notes together with all other amounts payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably and jointly and severally guaranteed in the Trust Deed by the Guarantors (other than the Issuer).

The obligations of each Guarantor under its guarantee constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the relevant Guarantor and (subject as aforesaid and save to the extent that laws affecting creditors’ rights generally in a bankruptcy or winding up may give preference to any of such other obligations) rank and will rank equally with all other unsecured and unsubordinated obligations of the relevant Guarantor from time to time outstanding.

The Trust Deed contains a covenant on the part of the Issuers and the Guarantors in the event that any other company, the share capital of which is or is to be admitted to the official list of the Financial Conduct Authority under Part VI of the Financial Services and Markets Act 2000 (the “Official List”) and admitted to trading on the London Stock Exchange plc’s main market (the “Market”), becomes the ultimate Holding Company of British American Tobacco, to procure that such other Holding Company shall become a guarantor under the Trust Deed, jointly and severally with the Guarantors, with effect from the later of (i) the date on which such other company becomes the ultimate Holding Company of British American Tobacco and (ii) the date on which the share capital of such other Holding Company is admitted to the Official List and admitted to trading on the Market. In such event, the term “Guarantors” herein shall be deemed to include such other Holding Company.

3	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed) neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing or any payment under any guarantee by any of them of any Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is in the opinion of the Trustee not materially less beneficial to the Noteholders than the security given as aforesaid or which shall be approved by Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders is extended, or (as the case may be) created, in favour of the Trustee to secure equally and rateably the principal of, and interest on, and all other payments (if any) in respect of the Notes and under the Trust Deed.

For the purposes of this Condition 3, “Quoted Borrowing” means any indebtedness which (a) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (b) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20 per cent. outside such country; and (c) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organised and regulated securities market in any part of the world.

4	Interest

(a)	Interest on Fixed Rate Notes

The applicable Final Terms contains provisions applicable to the determination of fixed rate interest and must be read in conjunction with this Condition 4(a) for full information on the manner in which interest is calculated on Fixed Rate Notes. In particular, the applicable Final Terms will specify, as applicable, the Interest Commencement Date, the Rate(s) of Interest, the Interest Payment Date(s), the Maturity Date, the Fixed Coupon Amount, any applicable Broken Amount, the Calculation Amount, the Day Count Fraction and any applicable Determination Date.

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as otherwise provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount (if any) specified in the applicable Final Terms. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding amount of the Fixed Rate Notes represented by such Global Note; or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and in each case, multiplying such sum by the applicable Day Count Fraction.

The resultant figure (including after application of any Fixed Coupon Amount or Broken Amount to the Calculation Amount in the case of Fixed Rate Notes in definitive form) shall be rounded to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means in respect of the calculation of an amount of interest in accordance with Condition 4(a):

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)

in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates that would occur in one calendar year; or

(B)	in the case of Notes where the Accrual Period is longer than the Determination Period commencing on the last Interest Payment Date (or, if none, the Interest Commencement Date), the sum of:

(1)

the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in one calendar year; and

(2)

the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in one calendar year;

(ii)

if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360; and

(iii)

if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date divided by 365.

In these Terms and Conditions:

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date.

“sub-unit” means, with respect to any currency other than Euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to Euro, means one cent.

(b)	Interest on Floating Rate Notes

The applicable Final Terms contains provisions applicable to the determination of floating rate interest and must be read in conjunction with this Condition 4(b) for full information on the manner in which interest is calculated on Floating Rate Notes. In particular, the applicable Final Terms will identify, as applicable, any Specified Interest Payment Dates, any Specified Period, the Interest Commencement Date, the Business Day Convention, any Additional Business Centres, whether ISDA Determination or Screen Rate Determination applies to the calculation of interest, the party who will calculate the amount of interest due if it is not the Agent, the Margin, any maximum or minimum interest rates and the Day Count Fraction. Where ISDA Determination applies to the calculation of interest, the applicable Final Terms will also specify the applicable Floating Rate Option, Designated Maturity and Reset Date. Where Screen Rate Determination applies to the calculation of interest, the applicable Final Terms will also specify the applicable Reference Rate, Interest Determination Date(s) and Relevant Screen Page.

(i)	Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(B)

if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each “Interest Period” (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date) or the relevant payment date if the Floating Rate Notes become payable on a date other than an Interest Payment Date.

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)

in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month in which the Specified Period falls after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)

the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In this Condition, “Business Day” means a day (other than a Saturday or a Sunday) which is both:

(A)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and each Additional Business Centre (if any) specified in the applicable Final Terms; and

(B)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007, or any successor thereto (the “TARGET System”) is operating.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as amended and updated as at the Issue Date of the first Tranche of the Notes and as published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)

the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the euro-zone interbank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

(B)

For the purposes of this sub-paragraph (A), (i) “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “euro-zone” have the meanings given to those terms in the ISDA Definitions and (ii) the definition of “Banking Day” in the ISDA Definitions shall be amended to insert after the words “are open for” in the second line thereof the word “general”. Screen Rate Determination for Floating Rate Notes

(1)

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(I)	the offered quotation; or

(II)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being EURIBOR) which appears on the Relevant Screen Page as at 11.00 a.m. (Brussels time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations;

(2)

If the Relevant Screen Page is not available or, if in the case of sub-paragraph (B)(1)(I) above, no such offered quotation appears or, in the case of sub-paragraph (B)(1)(II) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph the Issuer shall request each of the several banks initially appointed as reference banks in relation to the Notes of any relevant Series and/or, if applicable, any Successor reference banks in relation thereto such banks being, the principal euro-zone office of four major banks in the euro-zone inter-bank market, in each case selected by the Issuer or as specified in the applicable Final Terms (each a “Reference Bank”, and together the “Reference Banks”) to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent; and

(3)

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(C)	Benchmark Discontinuation

(1)	Independent Adviser

Notwithstanding Conditions 4(b)(ii)(B)(2) and (3), if the Issuer determines that a Benchmark Event occurs in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 4(b)(ii)(C)(2)) and, in either case, an Adjustment Spread (in accordance with and subject to Condition 4(b)(ii)(C)(3)) and any Benchmark Amendments (in accordance with Condition 4(b)(ii)(C)(4)).

In advising the Issuer, the Independent Adviser appointed pursuant to this Condition 4(b)(ii)(C) shall act in good faith as an expert. In the absence of bad faith or fraud, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Paying Agents, the Noteholders or the Couponholders for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer pursuant to this Condition 4(b)(ii)(C).

If, following the occurrence of a Benchmark Event (i) the Issuer is unable to appoint an Independent Adviser; or (ii) the Issuer fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 4(b)(ii)(C), in each case prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Period shall be equal to the Rate of Interest last determined in relation to the Notes in respect of the immediately preceding Interest Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Period. For the avoidance of doubt, this paragraph shall apply to the determination of the Rate of Interest applicable to the next succeeding Interest Period only and any subsequent Interest Periods are subject to the subsequent operation of, and to adjustment as provided in, this Condition 4(b)(ii)(C).

(2)	Successor Rate or Alternative Rate

If the Issuer, following consultation with the Independent Adviser, determines that:

(I)

there is a Successor Rate, then such Successor Rate and (subject to Condition 4(b)(ii)(C)(3)) the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to the subsequent operation of this Condition 4(b)(ii)(C)); or

(II)

there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and (subject to Condition 4(b)(ii)(C)(3)) the applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to the subsequent operation of this Condition 4(b)(ii)(C)).

(3)	Adjustment Spread

The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied (subject to the proviso in the following sentence) to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread.

(4)	Benchmark Amendments

If any Successor Rate or Alternative Rate and, in either case (subject to Condition 4(b)(ii)(C)(3)), the applicable Adjustment Spread is determined in accordance with this Condition 4(b)(ii)(C) and the Issuer, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines (a) that amendments to these Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the “Benchmark Amendments”) and (b) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 4(b)(ii)(C)(5), without any requirement for the consent or approval of Noteholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice.

At the request of the Issuer, but subject to receipt by the Trustee and the Agent of a certificate signed by one director of the Issuer pursuant to Condition 4(b)(ii)(C)(5), the Trustee and the Agent shall (at the request and expense of the Issuer), without any requirement for the consent or approval of the Noteholders, be obliged to concur with the Issuer in effecting any Benchmark Amendments (including, inter alia, by the execution of a supplement to or document amending the Trust Deed and/or the Agency Agreement) and the Trustee and the Agent shall not be liable to any party for any consequence thereof, provided that the Trustee and the Agent shall not be obliged so to concur if in the opinion of the Trustee and the Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to the Trustee and the Agent (as applicable) in these Conditions, the Agency Agreement or the Trust Deed (including, for the avoidance of doubt, any supplemental trust deed or supplemental agency agreement) in any way.

In connection with any such variation in accordance with this Condition 4(b)(ii)(C)(4), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

(5)	Notices, etc.

Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 4(b)(ii)(C) will be notified promptly by the Issuer to the Trustee, the Agent and, in accordance with Condition 13, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.

No later than notifying the Trustee and the Agent of the same, the Issuer shall deliver to the Trustee and the Agent a certificate signed by one director of the Issuer:

(I)

confirming (a) that a Benchmark Event has occurred, (b) the Successor Rate or, as the case may be, the Alternative Rate, (c) the applicable Adjustment Spread and (d) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 4(b)(ii)(C); and

(II)	certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread.

The Trustee and the Agent shall be entitled to rely on such certificate (without liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error or bad faith in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s and Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Agents, the Noteholders and the Couponholders. For the avoidance of doubt, neither the Trustee nor the Agent shall be liable to the Noteholders or any other person for so acting or relying on such certificate.

(6)	Survival of Original Reference Rate

Without prejudice to the obligations of the Issuer under Condition 4(b)(ii)(C)(1), (2), (3) and (4), the Original Reference Rate and the fallback provisions provided for in Condition 4(b)(ii)(B) and Clause 9.2 of the Agency Agreement will continue to apply unless and until the Issuer determines that a Benchmark Event has occurred and the Trustee and the Agents have been notified of the Successor Rate or the Alternative Rate (as the case may be) and the Adjustment Spread (if applicable) and any Benchmark Amendments in accordance with this Condition 4(b)(ii)(C).

(7)	Definitions

As used in this Condition 4(b)(ii)(C):

“Adjustment Spread” means either (a) a spread (which may be positive, negative or zero), or (b) a formula or methodology for calculating a spread, in each case to be applied (subject to Condition 4(b)(ii)(C)(3)) to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(I)	in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;

(II)

if no such recommendation has been made, or in the case of an Alternative Rate, the Issuer, following consultation with the Independent Adviser, determines, is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate;

(III)

if neither (I) nor (II) above apples, the Issuer, following consultation with the Independent Adviser, determines, is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be).

“Alternative Rate” means an alternative benchmark or screen rate which the Issuer, following consultation with the Independent Adviser, determines in accordance with Condition 4(b)(ii)(C)(2) is customarily applied in international debt capital markets transactions for the purposes of determining rates of interest (or the relevant component part thereof) for an interest period of comparable duration and in the same Specified Currency as the Notes or, if the Issuer (following consultation with the Independent Adviser) determines that there is no such rate, such other rate as the Issuer, following consultation with the Independent Adviser and acting in good faith and in a commercially reasonable manner, determines in its discretion is most comparable to the relevant Original Reference Rate.

“Benchmark Amendments” has the meaning given to it in Condition 4(b)(ii)(C)(4).

“Benchmark Event” means:

(I)	the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or

(II)

a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or

(III)	a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or

(IV)

a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Notes; or

(V)

a public statement by the supervisor of the administrator of the relevant Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market; or

(VI)	it has become unlawful for any Agent or the Issuer to calculate any payments due to be made to any Noteholder using the Original Reference Rate,

provided that the Benchmark Event shall be deemed to occur (a) in the case of sub-paragraphs (II) and (III) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, as the case may be, (b) in the case of sub-paragraph (IV) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (V) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement.

“Independent Adviser” means an independent financial institution of international repute or an independent financial adviser, in each case, with appropriate expertise in capital markets appointed by the Issuer at its own expense under Condition 4(b)(ii)(C)(1) and notified in writing to the Trustee.

“Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Notes.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

(I)

the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

(II)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

(D)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period, provided however, that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

“Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Agent will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)	in the case of Floating Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such subunit being rounded upwards or otherwise in accordance with applicable market convention.

Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(A)

if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(D)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(E)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30

(F)	if “30E/360 (ISDA)” is specified hereon, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(G)

if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

(v)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being listed or by which they have been admitted to trading (if the rules of that stock exchange or other relevant authority so require) and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than (a) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such stock exchange of a Rate of Interest and Interest Amount, or (b) in all other cases, the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being listed or by which they have been admitted to trading (if the rules of that stock exchange or other relevant authority so require) and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

(vi)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), by the Agent shall (in the absence of manifest error) be binding on the Issuer, the Guarantors, the Agent, the other Paying Agents, the Trustee and all Noteholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantors, the Trustee, the Noteholders or the Couponholders shall attach to the Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5	Payments

(a)	Method of payment

Subject as provided below:

(i)

payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(ii)

payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.

(b)	Presentation of definitive Notes and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Fixed Rate Notes in definitive form should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of ten years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Where any definitive Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any definitive Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c)	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, any Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, any Guarantor to, or to the order of, the holder of such Global Note.

Notwithstanding the provisions of paragraph (a) above, if any amount of principal and/or interest in respect of Notes is payable in US dollars, such US dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)

the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in US dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)

payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in US dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantors, adverse tax consequences to the Issuer or the Guarantors.

(e)	Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day (other than a Saturday or a Sunday) which (subject to Condition 8) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in:

(A)	in the case of definitive Notes only, the relevant place of presentation;

(B)	each Additional Financial Centre (if any) specified in the applicable Final Terms; and

(ii)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is operating.

(f)	Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)

any additional amounts which may be payable with respect to principal under Condition 7 or pursuant to any undertaking or covenant to pay additional amounts given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	the Clean-Up Redemption Amount (if any) of the Notes; and

(vi)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or pursuant to any undertaking or covenant to pay additional amounts given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6	Redemption and Purchase

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

(i)	Where the Issuer is BATIF

(A)	The provisions of this paragraph shall only apply where the Issuer is BATIF.

(B)

The Notes may be redeemed in whole but not in part, at the option of the Issuer, at any time or, if the Notes are Floating Rate Notes, on any Interest Payment Date, upon not more than 30 nor less than 10 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) prior notice given in accordance with Condition 13 (which notice will be irrevocable), at their Early Redemption Amount referred to in paragraph (f) below, together, if applicable, with interest accrued to (but excluding) the date fixed for redemption, if the Issuer satisfies the Trustee that, as a result of any amendment to, or change in, the laws or regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws or regulations, which amendment or change becomes effective on or after the Issue Date of the first Tranche of the Notes, the Issuer will become obliged to pay any Additional Amounts pursuant to Condition 7(a) on the next succeeding Interest Payment Date in respect of the Notes; provided, however, that (1) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph (b)(i) the Issuer will deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the same in which event it shall be conclusive and binding on the Noteholders and the Couponholders. Upon the expiry of any notice of redemption pursuant to this paragraph (b)(i), the Issuer shall be bound to redeem the Notes as provided herein.

(ii)	Where the Issuer is BATCAP

(A)	The provisions of this paragraph shall only apply where the Issuer is BATCAP.

(B)

The Notes may be redeemed in whole but not in part, at the option of the Issuer, at any time or, if the Notes are Floating Rate Notes, on any Interest Payment Date, upon not more than 30 nor less than 10 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) prior notice given in accordance with Condition 13 (which notice will be irrevocable), at their Early Redemption Amount referred to in paragraph (f) below, together, if applicable, with interest accrued to (but excluding) the date fixed for redemption, if the Issuer satisfies the Trustee that, as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws or regulations, which amendment or change becomes effective on or after the Issue Date of the first Tranche of the Notes, the Issuer will become obliged to pay any Additional Amounts pursuant to Condition 7(b) on the next succeeding Interest Payment Date in respect of the Notes; provided, however, that (1) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts in respect of the Notes were a payment in respect of the Notes then due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph (b)(ii) the Issuer will deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the same in which event it shall be conclusive and binding on the Noteholders and the Couponholders. Upon the expiry of any notice of redemption pursuant to this paragraph (b)(ii), the Issuer shall be bound to redeem the Notes as provided herein.

(iii)	Where the Issuer is BATNF

(A)	The provisions of this paragraph shall only apply where the Issuer is BATNF.

(B)

The Notes may be redeemed in whole but not in part, at the option of the Issuer, at any time or, if the Notes are Floating Rate Notes, on any Interest Payment Date, upon not more than 30 nor less than 10 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) prior notice given in accordance with Condition 13 (which notice will be irrevocable), at their Early Redemption Amount referred to in paragraph (f) below, together, if applicable, with interest accrued to (but excluding) the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws or regulations, which amendment or change becomes effective on or after the Issue Date of the first Tranche of the Notes, the Issuer will become obliged to pay any Additional Amounts pursuant to Condition 7(c) on the next succeeding Interest Payment Date in respect of the Notes; provided, however, that (1) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the publication of any notice of redemption pursuant to this paragraph (b)(iii) the Issuer will deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the same in which event it shall be conclusive and binding on the Noteholders and the Couponholders. Upon the expiry of any notice of redemption pursuant to this paragraph (b)(iii), the Issuer shall be bound to redeem the Notes as provided herein.

(c)	Redemption at the option of the Issuer (Issuer Call)

This Condition 6(c) applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons), such option being referred to as an “Issuer Call”. The applicable Final Terms contains provisions applicable to any Issuer Call and must be read in conjunction with this Condition 6(c) for full information on any Issuer Call. In particular, the applicable Final Terms will identify, as applicable, the Optional Redemption Date(s), the Optional Redemption Amount (or, if applicable, that the Optional Redemption Amount(s) applicable to any Optional Redemption Date will be the Make-whole Amount), any minimum or maximum amount of Notes which can be redeemed and the applicable notice periods.

If Issuer Call is specified in the applicable Final Terms, the Issuer may (save in respect of any Notes in respect of which a Put Notice has been given pursuant to Condition 6(e)), having given:

(i)	not less than 10 nor more than 30 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) notice to the Noteholders in accordance with Condition 13; and

(ii)	not less than 10 days (or such shorter notice as such party shall accept) before the giving of the notice referred to in (i), notice to the Agent and the Trustee,

(which notices shall be irrevocable (other than in the circumstances set out below) and shall specify the date fixed for redemption) redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) applicable to such Optional Redemption Date together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, in which case such notice shall state that, in the Issuer’s discretion, the Optional Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/ or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). Any such partial redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as specified in the applicable Final Terms. In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 14 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least five days prior to the Selection Date.

If, in respect of any Optional Redemption Date, Make-whole Amount is specified in the applicable Final Terms as the Optional Redemption Amount, the Optional Redemption Amount per Note shall be equal to the higher of the following:

(i)	the nominal amount of the relevant Note; and

(ii)

the nominal amount of the relevant Note multiplied by the price (as reported in writing to the Issuer and the Trustee by the Determination Agent) expressed as a percentage (rounded to five decimal places, with 0.000005 being rounded upwards) at which the Gross Redemption Yield on the Notes on the Determination Date specified in the applicable Final Terms is equal to (A) the Gross Redemption Yield at the Quotation Time specified in the applicable Final Terms on the Determination Date of the Reference Bond specified in the applicable Final Terms (or, where the Determination Agent advises the Issuer and the Trustee that, for reasons of illiquidity or otherwise, such Reference Bond is not appropriate for such purpose, such other government stock as the Determination Agent may recommend) plus (B) any applicable Redemption Margin specified in the applicable Final Terms.

Any notice of redemption given under Condition 6(e) will override any notice of redemption given (whether previously, on the same date or subsequently) under this Condition 6(c).

In this Condition:

“Determination Agent” means the financial adviser appointed by the Issuer for the purpose of determining the Make-whole Amount; and

“Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Issuer and the Trustee by the Determination Agent.

(d)	Clean-Up Call Option

If Clean-Up Call is specified in the applicable Final Terms and 80 per cent. or more in nominal amount of the Notes originally issued (which shall for this purpose include any further Notes issued pursuant to Condition 15) have been redeemed or purchased and cancelled, the Issuer may, having given:

(i)	not less than 10 nor more than 30 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) notice to the Noteholders in accordance with Condition 13; and

(ii)	not less than 10 days (or such shorter notice as such party shall accept) before the giving of the notice referred to in (i), notice to the Agent and the Trustee,

(which notice shall be irrevocable and shall specify the date fixed for redemption) redeem or, at the Issuer’s option, purchase (or procure the purchase of) on any Interest Payment Date (if the relevant Note is a Floating Rate Note) or at any time (if the relevant Note is not a Floating Rate Note), all but not some only of the Notes then outstanding at the Clean-Up Redemption Amount specified in the applicable Final Terms together with interest accrued (if any) to (but excluding) the date fixed for redemption.

(e)	Redemption at the option of the Noteholders (Investor Put)

This Condition 6(e) applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Noteholder, such option being referred to as an “Investor Put”. The applicable Final Terms contains provisions applicable to any Investor Put and must be read in conjunction with this Condition 6(e) for full information on any Investor Put. In particular, the applicable Final Terms will identify the Optional Redemption Date(s), the Optional Redemption Amount and the applicable notice periods.

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than 10 nor more than 30 days’ (or, in each case, such other number of days as specified in the applicable Final Terms) notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of a Note the holder of this Note must, if the relevant Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by the relevant Note or evidence satisfactory to the Paying Agent concerned that such Note will, following delivery of the Put Notice, be held to its order or under its control. If a Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of such Note the holder must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if the relevant Note is represented by a Global Note, at the same time present or procure the presentation of the relevant Global Note to the Agent for notation accordingly.

(f)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(i)	in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)

in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price, at the amount specified in the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at their nominal amount; or

(iii)	in the case of Zero Coupon Notes, at their Early Redemption Amount equal to the sum of:

(A)	the Reference Price; and

(B)

the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Notes become due and repayable.

Where such calculation is to be made for a period which is not a whole number of years, it shall be made (i) in the case of a Zero Coupon Note payable in a Specified Currency other than Sterling, on the basis of a 360-day year consisting of 12 months of 30 days each or (ii) in the case of a Zero Coupon Note payable in Sterling, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365).

(g)	Purchases

The Issuer, the Guarantors or any other subsidiary (as defined in the Trust Deed) of the Issuer or any Guarantor may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the Issuer or the relevant Guarantor, surrendered to any Paying Agent for cancellation.

(h)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (g) above (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(i)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c), (d) or (e) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (f)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)

five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13.

7	Taxation

(a)	Where the Issuer is BATIF

(1)	The provisions of this paragraph shall only apply where the Issuer is BATIF.

(2)

All payments of principal and interest by the Issuer or any Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (together, “Taxes”) of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or any authority thereof or therein having power to levy the same unless such withholding or deduction is required by law. In that event, the Issuer or the relevant Guarantor (as the case may be) shall pay such amounts (the “Additional Amounts”) as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such Taxes been required to be withheld or deducted; provided that no such Additional Amounts will be payable in respect of Notes or Coupons:

(i)

presented for payment by or on behalf of a Noteholder or Couponholder who is liable for such withheld or deducted Taxes by reason of his having some connection with the United Kingdom other than the mere holding of a Note or Coupon; or

(ii)

to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of nonresidence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

(iii)	presented for payment in the United Kingdom; or

(iv)

presented for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date.

(b)	Where the Issuer is BATCAP

(1)	The provisions of this paragraph shall only apply where the Issuer is BATCAP.

(2)

All payments of principal and interest by the Issuer or any Guarantor will be made without withholding or deduction for or on account of any Taxes of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or any political subdivision thereof or any authority thereof or therein having power to levy the same unless such withholding or deduction is required by law. In that event, the Issuer or the relevant Guarantor (as the case may be) shall pay such Additional Amounts as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such Taxes been required to be withheld or deducted; provided that the foregoing obligations shall not apply to:

(i)

any such Taxes which would not have been so imposed but for (i) the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of a power over such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or being or having been present therein, or having or having had a permanent establishment therein, or (ii) such holder’s present or former status as a personal holding company, passive foreign investment company, controlled foreign corporation or private foundation or other tax-exempt organisation (in each case, for United States federal income tax purposes), or as a corporation which accumulates earnings to avoid United States federal income taxes;

(ii)

any such Taxes which would not have been so imposed but for the presentation of a Note or Coupon for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date;

(iii)	any estate, inheritance, gift, sales, transfer or personal property Taxes or any similar Taxes;

(iv)

any such Taxes which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder of a Note or Coupon, if such compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such Taxes;

(v)	any such Taxes which are payable otherwise than by deduction or withholding from payments in respect of a Note or Coupon;

(vi)

any such Taxes imposed on interest received by a ten per cent. shareholder of the Issuer within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor provisions);

(vii)

any such Taxes imposed by reason of a holder of a Note or Coupon being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);

(viii)	any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);

(ix)	any such Taxes imposed pursuant to Section 871(h)(6) or 881(c)(6) of the Code (or any amended or successor provisions); and

(x)	any combination of clauses (i) to (ix) above;

nor will any Additional Amounts be paid in respect of a Note or Coupon to any holder who is not a United States Alien or to any United States Alien who is a fiduciary or partnership or person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon. The term “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership any partner of which is for United States federal income tax purposes a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or any such foreign partnership.

(c)	Where the Issuer is BATNF

(1)	The provisions of this paragraph shall only apply where the Issuer is BATNF.

(2)

All payments of principal and interest by the Issuer or any Guarantor will be made without withholding or deduction for or on account of any Taxes of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of The Netherlands or any political subdivision thereof or any authority thereof or therein having power to levy the same unless such withholding or deduction is required by law. In that event, the Issuer or the relevant Guarantor (as the case may be) shall pay such Additional Amounts as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such Taxes been required to be withheld or deducted; provided that no such Additional Amounts will be payable in respect of Notes or Coupons:

(i)

presented for payment by or on behalf of a Noteholder or Couponholder who is liable for such withheld or deducted Taxes by reason of his having some connection with The Netherlands other than the mere holding of a Note or Coupon; or

(ii)

to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of nonresidence or other similar claim for exemption to any authority of or in The Netherlands, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

(iii)	presented for payment in The Netherlands; or

(iv)

presented for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such Additional Amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date; or

(v)

to, or to another party on behalf of, a holder if such Additional Amounts are payable for or on account of any Taxes imposed or to be withheld in The Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

(d)	The Trust Deed contains provisions (mutatis mutandis) to those contained in paragraphs (a), (b) and (c) above in relation to the relevant taxing jurisdiction of each Guarantor.

(e)

Notwithstanding any other provision of these Terms and Conditions, any amounts to be paid on any Note or Coupon by or on behalf of the relevant Issuer will be paid net of any deduction or withholding imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), including any regulations thereunder or official interpretations thereof, or required pursuant to an agreement described in Section 1471(b) of the Code or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation of any of the foregoing (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the relevant Issuer nor any Guarantor nor any other person will be required to pay any Additional Amounts in respect of FATCA Withholding.

(f)

For the purpose of this Condition 7, “Relevant Date” means, in respect of any payment, the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs the later.

8	Prescription

The Notes and Coupons will become void unless presented for payment within a period of ten years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9	Events of Default

(a)

The Trustee at its discretion may, and if so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified to its satisfaction), (provided that, except in the case of the happening of any of the events mentioned in paragraph (i) below, the Trustee shall have certified in writing to the Issuer that, in its opinion, such event is materially prejudicial to the interests of the Noteholders) give notice to the Issuer that the Notes are, and they shall thereupon immediately become, due and repayable at their Early Redemption Amount referred to in Condition 6(f), together with accrued interest as provided in the Trust Deed, if any of the following events occurs and is continuing (each, an “Event of Default”):

(i)

default is made for a period of seven days or more in the payment on the due date of any principal on the Notes or any of them or for a period of 14 days or more in the payment of any interest due in respect of the Notes or any of them; or

(ii)

default is made by the Issuer or any Guarantor in the performance or observance of any covenant or provision binding on it under or pursuant to the Trust Deed or the Notes (other than a covenant for the payment of principal or interest due on or in respect of the Notes) and (except where the Trustee considers such default to be incapable of remedy when no notice as is referred to below is required, and for this purpose, something shall remain capable of remedy notwithstanding that it was required to have been previously done) such default continues on the thirtieth day after service by the Trustee on the Issuer or, as the case may be, the relevant Guarantor of written notice requiring the same to be remedied (or such later date as the Trustee may permit); or

(iii)

any other Borrowed Moneys Indebtedness (as defined below) of either the Issuer or any Guarantor becomes due and repayable by reason of any event of default (howsoever described) prior to its stated date of payment or any other Borrowed Moneys Indebtedness of either the Issuer or any Guarantor is not paid within the longer of seven days of its due date or any applicable grace period therefor (and for such purpose there shall be deemed to be a grace period of not less than seven days in respect of any obligation under any guarantee or indemnity or otherwise as surety), provided that no such event shall constitute an Event of Default unless the Borrowed Moneys Indebtedness either (a) in any particular case amounts to at least £50,000,000 or the equivalent thereof in any other currency, or (b) when aggregated with other Borrowed Moneys Indebtedness then so due and repayable or not so paid amounts to at least £200,000,000 or the equivalent thereof in any other currency; or

(iv)	where the Issuer or any Guarantor is incorporated in England and Wales:

(A)	an order is made or an effective resolution is passed for the winding-up of the Issuer or a relevant Guarantor, or any similar action is taken in any other jurisdiction; or

(B)

a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of its assets which is substantial in relation to the Group (as defined below) taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment; or

(C)	an administration order is made in relation to the Issuer or a relevant Guarantor which is not discharged, stayed or removed within 45 days of such order being made; or

(v)	where the Issuer or the relevant Guarantor is BATCAP:

(A)

a decree or order by a court having jurisdiction is entered adjudging BATCAP a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of BATCAP under the United States Bankruptcy Code or any other similar federal or state applicable law, and such decree or order is continued undischarged and unstayed for a period of 45 days; or

(B)

a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of BATCAP is entered in respect of the whole of its property or a part thereof, which is substantial in relation to the Group taken as a whole, or for the winding-up or liquidation of its affairs, and such decree or order is continued and undischarged and unstayed for a period of 45 days; or

(C)

BATCAP institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganisation under the United States Bankruptcy Code or any other similar federal or state applicable law, or consents to the filing of any such petition, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of the whole of its property or a part thereof (which part is substantial in relation to the Group taken as a whole) or consents to the winding-up or liquidation of its affairs;

(the terms used in this sub-paragraph (v) shall be construed as they would be in the context of a proceeding instituted and conducted pursuant to the United States Bankruptcy Code or any other similar Federal or state applicable law); or

(vi)	where the Issuer or the relevant Guarantor is BATNF:

(A)

an order is made or an effective resolution is passed for the winding-up of BATNF or any similar action is taken in any other jurisdiction, including, without limitation, an application being made by BATNF for a ‘surseance van betaling’ (within the meaning of The Netherlands Bankruptcy Code (Faillissementswet)); or

(B)

a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of its assets which is substantial in relation to the Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment; or

(C)	an administration order is made in relation to BATNF which is not discharged, stayed or removed within 45 days of such order being made; or

(vii)	either the Issuer or any Guarantor:

(A)	admits in writing its inability to pay its debts generally as they fall due or makes or enters into a general assignment or composition with or for the benefit of its creditors generally; or

(B)

stops or threatens to stop payment of its obligations generally or ceases or threatens to cease to carry on its business (except in either case for the purposes of amalgamation, reconstruction or corporate reorganisation, the terms of which shall have been previously approved by the Trustee in writing or by an Extraordinary Resolution of the Noteholders); or

(viii)

for any reason whatsoever any guarantee ceases to be binding on and enforceable against the relevant Guarantor other than with the prior written consent of the Trustee or the sanction of an Extraordinary Resolution of the Noteholders.

For this purpose, “Borrowed Moneys Indebtedness” means, in relation to any person, any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent comprising or constituted by:

(A)	any liability to repay the principal of or to pay interest on borrowed money or deposits; or

(B)

any liability (i) under or pursuant to any (a) letter of credit, (b) acceptance credit facility or (c) note purchase facility; or (ii) in relation to (a) any foreign currency transaction or (b) any liability in respect of any purchase price for property or services payment of which is deferred for a period in excess of 180 days after the later of taking possession or becoming the legal owner thereof; or (iii) with regard to any guarantee or indemnity in respect of repayment of obligations as referred to in (i) and (ii) above or of any other borrowed money, provided that nothing in Condition 9(a)(iv), (v), (vi) or (vii) shall apply to any matter or event resulting from or in connection with a disposal or divestiture of all or part of the interests in financial services businesses of the Group or any reconstruction, amalgamation or corporate reorganisation (or any similar action in any other jurisdiction), the terms of which shall have been approved by the Trustee in writing or by an Extraordinary Resolution of the Noteholders.

For the purposes of these Terms and Conditions, “Group” means British American Tobacco and its Subsidiaries together with its or their ultimate Holding Company (if any) (as defined in the Trust Deed) and any such ultimate Holding Company’s Subsidiaries.

(b)

At any time after the Notes become due and repayable pursuant to paragraph (a) of this Condition the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or any Guarantor as it may think fit to enforce payment of the Notes, but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in principal amount of the Notes outstanding and (ii) it shall have been indemnified to its satisfaction. No Noteholder or Couponholder may proceed directly against the Issuer or any relevant Guarantor unless the Trustee, having become bound to proceed, fails to do so within a reasonable period and such failure is continuing.

10	Replacement of Notes, Coupons and Talons

Should any Note Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity the Issuer may reasonably require. Mutilated or defaced Notes Coupons or Talons must be surrendered before replacements will be issued.

11	Agents

The names of the initial Paying Agents and their initial specified offices are set out below.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i)	there will at all times be an Agent;

(ii)

so long as the Notes are listed on any stock exchange or admitted to trading by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or any other relevant authority; and

(iii)	there will at all times be a Paying Agent with a specified office in a city approved by the Trustee in Western Europe outside the United Kingdom and The Netherlands.

In addition, the Issuer and the Guarantors shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders.

12	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13	Notices

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times in London. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14	Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings (including by way of audio or video conference call) of the Noteholders to consider any matter affecting their interests, including the sanctioning by an Extraordinary Resolution of a modification of the Notes, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, any Guarantor or the Trustee and shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction) be convened by the Trustee upon a request by Noteholders holding not less than ten per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes or Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or Coupons) the quorum shall be one or more persons holding or representing not less than three-fourths in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-fourth in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Couponholders. Notwithstanding the foregoing, a resolution by way of electronic consents or in writing signed by persons holding or representing not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions contained in the Trust Deed.

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature, to correct a manifest error or to comply with mandatory provisions of applicable law. In addition, the Trustee shall be obliged to concur with the Issuer in effecting any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4(b)(C)(4) without the consent of the Noteholders or the Couponholders.

The Trustee may also agree without the consent of the Noteholders or Couponholders, to the substitution (i) in place of the Issuer as the principal debtor under the Notes and the Trust Deed of any Guarantor or any successor in business or Holding Company of any Guarantor or any other subsidiary of any Guarantor, such successor in business or such Holding Company provided that all payments in respect of the Notes continue to be unconditionally and irrevocably guaranteed by each Guarantor or the successor in business or Holding Company of each Guarantor in the manner provided in the Trust Deed (or, where a Guarantor or its successor in business or Holding Company is the new principal debtor, by the other Guarantors or their successors in business or Holding Companies); or (ii) in place of any Guarantor as guarantor of the Notes under the Trust Deed, of any successor in business or Holding Company of any Guarantor. In the case of any proposed substitution, the Trustee may agree, without the consent of the Noteholders or Couponholders, to a change of the law governing the Notes, the Coupons and/or the Trust Deed, provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders.

Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, any Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

15	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series where the Trustee so decides.

16	Indemnification of the Trustee and its Contracting with the Issuer and the Guarantors

The Trust Deed contains provisions for the indemnification, the prefunding and/or the provision of security for the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or any Guarantor and/or any Subsidiaries of any of them and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or any Guarantor and/or any Subsidiaries of any of them, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

18	Governing Law and Submission to Jurisdiction

(a) The Trust Deed, the Notes and the Coupons, and any non-contractual obligations arising out of or in connection with them, are governed by, and shall be construed in accordance with, English law.

(b)

Each of the parties to the Trust Deed has in the Trust Deed irrevocably agreed that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes and/or the Coupons (including a dispute relating to any non-contractual obligations arising out of or in connection with them) and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed, the Notes and the Coupons (including any proceedings relating to any non-contractual obligations arising out of or in connection with them) may be brought in such courts.

(c)

Each of the parties to the Trust Deed has in the Trust Deed irrevocably and unconditionally waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agreed that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

(d)

Nothing contained in this Condition shall limit any right to take Proceedings against any of the parties to the Trust Deed in any other court of competent jurisdiction (outside the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982, as amended), nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(e)

Each of BATNF and BATCAP has in the Trust Deed appointed British American Tobacco at its registered office for the time being (being at the date of this Base Prospectus at Globe House, 4 Temple Place, London WC2R 2PG) as its agent for service of process, and undertaken that, in the event of British American Tobacco ceasing so to act or ceasing to be registered in England, each of BATNF and BATCAP will appoint another person as its agent for service of process in England in respect of any Proceedings.

(f)	Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

AGENT

Citibank, N.A., London Branch

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

OTHER PAYING AGENT

Citibank Europe PLC

1 North Wall Quay

Dublin 1

Ireland

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

PART 1

FORM OF GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS DEFINITIVE NOTES AND COUPONS AND/OR TALONS IN RESPECT OF THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

THE NOTES COVERED HEREBY HAVE NOT BEEN AND ARE NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE NOTES ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME, OR (II) UNTIL 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL NOTES OF THE TRANCHE OF WHICH THOSE NOTES ARE A PART, AS DETERMINED AND CERTIFIED TO THE DEALERS OR, IN THE CASE OF NOTES ISSUED ON A SYNDICATED BASIS, THE LEAD MANAGER, BY THE AGENT, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

[B.A.T. INTERNATIONAL FINANCE p.l.c.

(the Issuer)

(incorporated with limited liability in England and Wales)/

B.A.T. NETHERLANDS FINANCE B.V.

(the Issuer)

(incorporated with limited liability in The Netherlands)/

B.A.T CAPITAL CORPORATION

(the Issuer)

(incorporated with limited liability in the State of Delaware, United States of America)]2

unconditionally and irrevocably guaranteed by

BRITISH AMERICAN TOBACCO p.l.c., [                    ]3

(each a Guarantor and together the Guarantors)

GLOBAL NOTE

[1]	Applicable to Notes in bearer form with a maturity of more than one year.
[2]	Delete whichever are not applicable.
[3]	Insert names of the other Guarantors.

This Note is a Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 6 July 1998.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any other Paying Agent located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking SA (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)

if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)

if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Part 2, Part 3 and Part 4 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) only upon the occurrence of an Exchange Event.

An Exchange Event means:

(i)	both Euroclear and Clearstream, Luxembourg have terminated their businesses without a successor clearing organisation being available; or

(ii)	the relevant Issuer has requested the issuance of definitive Notes upon a change in tax law that would be adverse to such Issuer but for the issuance of definitive Notes in bearer form.

Upon the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of such Exchange Event; and

(B)

Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (ii) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur on a date specified in the notice not later than 60 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid may be made on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 2, Part 3 and Part 4 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note and any non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note shall not be valid unless (i) authenticated by Citibank, N.A., London Branch as Agent and (ii) if the Final Terms indicates that this Global Note is intended to be a New Global Note and Euroclear or Clearstream, Luxembourg has been appointed as the common safekeeper, effectuated by such common safekeeper.

This Global Note is transferable only to a successor clearing organisation that is subject to the same terms, in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by two persons duly authorised on its behalf.

Issued as of [    ].

B.A.T. INTERNATIONAL FINANCE p.l.c./

B.A.T. NETHERLANDS FINANCE B.V./

B.A.T CAPITAL CORPORATION 4

By:
Director
Director/Secretary

Authenticated by

Citibank, N.A., London Branch

as Agent.

By:
Authorised Officer

[5]Effectuated without recourse,
Warranty or liability by

as common safekeeper

By:

[4]	Delete whichever are not applicable.
[5]	This should only be completed where the Final Terms indicates that this Global Note is intended to be a New Global Note in respect of which effectuation is applicable.

Schedule One6

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

[6]	Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption[7]	Confirmation of redemption by or on behalf of the Issuer

[7]	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation [8]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[8]	See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART 2

FORM OF DEFINITIVE NOTE

THE NOTES COVERED HEREBY HAVE NOT BEEN AND ARE NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE NOTES ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME, OR (II) UNTIL 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL NOTES OF THE TRANCHE OF WHICH THOSE NOTES ARE A PART, AS DETERMINED AND CERTIFIED TO THE DEALERS OR, IN THE CASE OF NOTES ISSUED ON A SYNDICATED BASIS, THE LEAD MANAGER, BY THE AGENT, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

B.A.T. INTERNATIONAL FINANCE p.l.c.

(the Issuer)

(incorporated with limited liability in England and Wales)/

B.A.T. NETHERLANDS FINANCE B.V.

(the Issuer)

(incorporated with limited liability in The Netherlands)/

B.A.T CAPITAL CORPORATION

(the Issuer)

(incorporated with limited liability in the State of Delaware, United States of America)2

unconditionally and irrevocably guaranteed by

BRITISH AMERICAN TOBACCO p.l.c., [                             ]3

(each a Guarantor and together the Guarantors)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

[1]	Applicable to Notes in bearer form with a maturity of more than one year.
[2]	Delete whichever are not applicable.
[3]	Insert names of the other Guarantors.

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 6 July 1998.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., London Branch as Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of [                ].

B.A.T. INTERNATIONAL FINANCE p.l.c./

B.A.T. NETHERLANDS FINANCE B.V./

B.A.T CAPITAL CORPORATION4

By:
Director

Director/Secretary

Authenticated by Citibank, N.A., London Branch as Agent.

By:
Authorised Officer

[4]	Delete whichever are not applicable.

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing,

replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART 3

FORM OF COUPON

On the front:

B.A.T. INTERNATIONAL FINANCE p.l.c./

B.A.T. NETHERLANDS FINANCE B.V./

B.A.T CAPITAL CORPORATION1

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [        ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].2

(Part A)

[For Fixed Rate Notes:
This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on [ ], [ ]]
(Part B)
[For Floating Rate Notes:
Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[1]	Delete whichever are not applicable.
[2]	Delete where the Notes are all of the same denomination.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

[B.A.T. INTERNATIONAL FINANCE p.l.c./B.A.T. NETHERLANDS FINANCE B.V./B.A.T CAPITAL CORPORATION 4]

By:
Director

Director/Secretary][5]

[3]	Applicable to Notes in bearer form with a maturity of more than one year.
[4]	Delete whichever is not applicable.
[5]	Delete if not applicable.

PART 4

FORM OF TALON

On the front:

B.A.T. INTERNATIONAL FINANCE p.l.c./

B.A.T. NETHERLANDS FINANCE B.V./

B.A.T CAPITAL CORPORATION1

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [        ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]2.

On and after [            ] further Coupons [and a further Talon]3 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

THE NOTES COVERED HEREBY HAVE NOT BEEN AND ARE NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE NOTES ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE NOTES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME, OR (II) UNTIL 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL NOTES OF THE TRANCHE OF WHICH THOSE NOTES ARE A PART, AS DETERMINED AND CERTIFIED TO THE DEALERS OR, IN THE CASE OF NOTES ISSUED ON A SYNDICATED BASIS, THE LEAD MANAGER, BY THE AGENT, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

[1]	Delete whichever are not applicable.
[2]	Delete where the Notes are all of the same denomination.
[3]	Not required on last Coupon sheet.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]4

B.A.T. INTERNATIONAL FINANCE p.l.c./B.A.T. NETHERLANDS FINANCE B.V./ B.A.T CAPITAL CORPORATION5]

By:
Director

Director/Secretary][6]

[4]	Applicable to Notes in bearer form with a maturity of more than one year.
[5]	Delete whichever is not applicable.
[6]	Delete if not applicable.

On the back of Coupons and Talons:

AGENT

Citibank, N.A., London Branch

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

OTHER PAYING AGENT

Citibank Europe PLC

1 North Wall Quay

Dublin 1

Ireland

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	The following expressions have the following meanings:

(a)	voting certificate means a certificate in English issued by a Paying Agent and dated in which it is stated:

(i)

that on that date Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of it) were deposited with that Paying Agent (or held to its order at a bank or other depositary) or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the earlier of:

(A)	the conclusion of the meeting specified in such certificate or, if later, any adjournment of it; and

(B)	the surrender of the certificate to the Paying Agent which issued it; and

(ii)	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such certificate;

(b)	block voting instruction means a document in English issued by a Paying Agent and dated in which:

(i)

it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with that Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the earlier of:

(A)	the conclusion of the meeting specified in such document or, if later, any adjournment of it; and

(B)

the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Note which is to be released to the Paying Agent which issued it or (as the case may be) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the notification of the necessary amendment to the block voting instruction by such Paying Agent to the Issuer;

(ii)

it is certified that each holder of such Notes or a duly authorised agent on his behalf has instructed that Paying Agent that the votes attributable to his Notes so deposited or held or blocked should be cast in a particular way in relation to each resolution to be put to such meeting or any adjourned such meeting and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

(iii)

the aggregate nominal amount of the Notes so deposited or held or blocked are listed, distinguishing with regard to each resolution between those in respect of which instructions have been so given (A) to vote for, and (B) to vote against, the resolution; and

(iv)

a person named in such document (a proxy) is authorised and instructed by that Paying Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (iii) above as set out in such document.

(c)	Extraordinary Resolution means:

(i)	a resolution passed at a duly convened meeting of Noteholders held in accordance with this Trust Deed by a majority of not less than 75 per cent. of the votes cast;

(ii)

a resolution in writing executed by or on behalf of the persons holding or representing not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding who would have been entitled to vote if it had been proposed at a meeting at which they were present and may consist of several instruments in like form each executed by or on behalf of one or more Noteholders; or

(iii)

consent given by way of electronic consents through the relevant Clearing System(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding.

2.

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate from a Paying Agent or require a Paying Agent to issue a block voting instruction by depositing his Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not later than 48 hours before the time fixed for the relevant meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes cease to be deposited or held or blocked pursuant to paragraph 1 and until then the holder of a voting certificate or (as the case may be) the proxy named in a block voting instruction shall, for all purposes in connection with any meeting or adjourned meeting of Noteholders, be deemed to be the holder of the Notes to which that voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Notes have been deposited, held or blocked shall be deemed for such purposes not to be the holder of those Notes.

3.

The Issuer, the Guarantors or the Trustee may at any time convene a meeting of Noteholders. If it receives a written request by Noteholders holding at least 10 per cent. of the nominal amount of the Notes for the time being outstanding and is indemnified and/or secured and/or prefunded to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Noteholders. Whenever any party shall take steps to convene any such meeting it shall give notice to the others of the day, time and place of such meeting and the nature of the business to be transacted thereat as soon as is practicable. Every meeting shall be held at a time and place approved by the Trustee (which need not be a physical place and instead may be held by way of audio or video conference call).

4.

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that Notes may be deposited with or held to the order of or under the control of any Paying Agent or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies but not thereafter until 48 hours before the time fixed for the relevant meeting.

5.

A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

6.

A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 7 days’ notice (exclusive of the day on which the notice is given and the day of the meeting) to the Noteholders. Any meeting cancelled in accordance with this paragraph 6 shall be deemed not to have been convened.

7.

At a meeting one or more persons present in person holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 10 per cent. of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding provided that the quorum at a meeting the business of which includes consideration of proposals specified in the proviso to paragraph 20 shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than three-fourths in nominal amount of the Notes for the time being outstanding.

8.

If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting one or more persons present in person holding Definitive Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at an adjourned meeting at which an Extraordinary Resolution is to be proposed for the purpose of effecting any of the modifications specified in the proviso to paragraph 20 the quorum shall be one or more persons so present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-fourth in nominal amount of the Notes for the time being outstanding.

9.

The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

10.

At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

11.

Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy.

12.

Unless a poll is (before or on the declaration of the result of the show of hands) demanded at any meeting by the chairman, the Issuer, the Guarantor(s), the Trustee or by one or more persons holding one or more Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two per cent. in nominal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

14.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at the meeting without adjournment.

15.

The Issuer, the Guarantors and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend or speak at a meeting of Noteholders or have any of the powers exercisable by Noteholders in such meeting or join in requesting or convening such meeting, unless he is the holder of a Definitive Note or a voting certificate or is a proxy.

16.	Subject as provided in paragraph 15 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

17.	A proxy need not be a Noteholder.

18.

Each block voting instruction shall be deposited at such place as the Trustee shall designate or approve, at least 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in a block voting instruction.

19.

A vote cast in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders’ instructions pursuant to which it was executed has been previously revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office (or at such other place as the Trustee shall designate or approve) or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

20.

A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

(a)

to sanction any proposal by the Issuer, any of the Guarantors or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or any of the Guarantors whether or not these rights arise under this Trust Deed;

(b)

to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds, or other obligations or securities of the Issuer, any of the Guarantors or any other entity;

(c)	to assent to any modification of this Trust Deed which shall be proposed by the Issuer, any of the Guarantors or the Trustee;

(d)	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(e)	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(f)

to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(g)	to approve a proposed new Trustee and to remove a Trustee;

(h)	to approve the substitution of any entity for the Issuer or any of the Guarantors (or any previous substitute) as principal debtor or guarantor under this Trust Deed; and

(i)	to discharge or exonerate the Trustee and/or any Appointee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed;

provided that the special quorum provisions contained in the proviso to paragraph 7 and, in the case of an adjourned meeting, in the proviso to paragraph 8 shall apply to any Extraordinary Resolution in relation to any of the matters specified in paragraph 20(b) or (h) or for the purpose of making any modification to this Trust Deed (each of which shall only be capable of being effected after having been approved by an Extraordinary Resolution) which would have the effect of:

(i)	changing the date of maturity of the Notes or the dates on which interest is payable in respect of the Notes; or

(ii)	reducing or cancelling the amount of principal of, or the rate of interest payable in respect of, the Notes; or

(iii)	changing the currency of payment of the Notes or Coupons; or

(iv)	modifying the provisions hereof relating to the quorum required at meetings of the Noteholders or the majority required to pass (whether at such meeting or by writing) an Extraordinary Resolution; or

(v)	amending this proviso.

21.

Any procedural resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed and an Extraordinary Resolution duly passed in accordance with this Trust Deed shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders as soon as practicable after it has been passed but failure to do so shall not invalidate the resolution.

22.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23.	Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more such Noteholders.

For so long as the Notes are in the form of a Global Note held on behalf of one or more of Euroclear, Clearstream, Luxembourg or another clearing system, then, in respect of any resolution proposed by the relevant Issuer or the Trustee:

(a)

where the terms of the resolution proposed by the Issuer, the Guarantor or the Trustee (as the case may be) have been notified to the Noteholders through the relevant clearing system(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer, the Guarantor and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) to the Principal Paying Agent or another specified agent and/or the Trustee in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding (the Required Proportion) (Electronic Consent) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. None of the Issuer, the Guarantor or the Trustee shall be liable or responsible to anyone for such reliance.

(i)

When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Noteholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Noteholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the Relevant Date) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(ii)

If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the Proposer) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to this Trust Deed. Alternatively, the Proposer may give a further notice to Noteholders that the resolution will be proposed again on such date and for such period as shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Noteholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (i) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer , the Guarantor or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

(b)

where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the relevant Issuer, the Guarantor and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the relevant Issuer, the Guarantor and/or the Trustee, as the case may be, (a) by accountholders with entitlements to such Global Note or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder or the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer, the Guarantor and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system (the relevant clearing system) and, in the case of (b) above, the relevant clearing system and the person identified by the relevant clearing system for the purposes of (b) above. Any resolution passed in such manner shall be binding on all Noteholders and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s Easy-Way or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. Neither the relevant Issuer, the Guarantor nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

Each Written Resolution and each Electronic Consent shall for all purposes be as valid and effectual as an Extraordinary Resolution passed at a meeting of such Noteholders duly convened and held in accordance with the provision contained herein. Each Written Resolution and each Electronic Consent will be binding on all Noteholders and holders of Coupons and Talons, whether or not they participated in such Written Resolution or Electronic Consent.

24.	(a)	If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of one Series only shall be deemed to have been duly passed if passed at a meeting (or by a resolution in writing or by a resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interests between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a single resolution in writing or by a single resolution passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interests between the holders of the Notes of one Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by separate resolutions in writing or by separate resolutions passed by way of consents received through the relevant Clearing System(s)) of the holders of the Notes of each Series or group of Series so affected; and

(iv)

to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question and to the holders of such Notes respectively.

(b)

If the Issuer shall have issued and have outstanding Notes which are not denominated in pounds sterling in the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes shall (i) for the purposes of paragraph 3 above be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 7, 8 and 16 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 (or such other pounds sterling amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as above) which he holds or represents.

25.

Subject to all other provisions of this Trust Deed, the Trustee may, without the consent of the Noteholders or the Couponholders, prescribe such further regulations regarding the holding of meetings and attendance and voting at them as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable (a) to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so; (b) as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so; (c) as to the attendance and voting by persons beneficially entitled to interests in the Global Note without the need for them to hold Definitive Notes; (d) where the Trustee has determined that a resolution may properly be put to a meeting of the holders of the Notes of more than one Series issued in different denominations and/or different currencies, as to the weighting of the votes attributable to each such series; (e) so as to satisfy itself that persons who have purported to sign a resolution in writing to constitute an Extraordinary Resolution were in fact Noteholders and holders of different Notes; and (f) as to the holding of meetings by audio or video conference call in circumstances where it may be impractical or inadvisable to hold physical meetings.

SIGNATORIES

EXECUTED as a DEED by	)
B.A.T. INTERNATIONAL FINANCE p.l.c.	)
acting by	)
and	)

EXECUTED as a DEED by	)
B.A.T CAPITAL CORPORATION	)
acting by	)
and	)

EXECUTED as a DEED by	)
B.A.T. NETHERLANDS FINANCE B.V.	)
acting by	)
and	)

EXECUTED as a DEED by	)
BRITISH AMERICAN TOBACCO p.l.c.	)
acting by

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this DEED	)
in the presence of:	)

Director

Authorised Signatory

6 JULY 1998 AND MODIFIED AND RESTATED

ON 17 MARCH 2022

B.A.T. INTERNATIONAL FINANCE p.l.c.

and

B.A.T. NETHERLANDS FINANCE B.V.

and

B.A.T CAPITAL CORPORATION

and

BRITISH AMERICAN TOBACCO p.l.c.

and

THE LAW DEBENTURE TRUST CORPORATION

p.l.c.

relating to a

£25,000,000,000

Euro Medium Term Note Programme

TRUST DEED

Allen & Overy LLP

SIGNATORIES TO THE THIRTY-FOURTH SUPPLEMENTAL TRUST DEED

EXECUTED as a DEED by	)

B.A.T. INTERNATIONAL FINANCE p.l.c.	)
acting by N WADEY	)

and R.WILSON	)

EXECUTED as a DEED by	)

B.A.T. NETHERLANDS FINANCE B.V.	)

acting by	)

and	)

EXECUTED as a DEED by	)

B.A.T CAPITAL CORPORATION	)

acting by	)

and	)

EXECUTED as a DEED by	)

BRITISH AMERICAN TOBACCO p.l.c.	)
acting by Tadeu Marroco	)
and Paul McCrory	)

BAT Signature Page to Thirty-Fourth Supplemental Trust Deed

SIGNATORIES TO THE THIRTY-FOURTH SUPPLEMENTAL TRUST DEED

EXECUTED as a DEED by	)

B.A.T. INTERNATIONAL FINANCE p.l.c.	)

acting by	)

and	)

EXECUTED as a DEED by	)
B.A.T. NETHERLANDS FINANCE B.V.	)

acting by JEPBollen	)
and HMJ LINE	)

EXECUTED as a DEED by	)

B.A.T CAPITAL CORPORATION	)

acting by	)

and	)

EXECUTED as a DEED by	)

BRITISH AMERICAN TOBACCO p.l.c.	)

acting by	)

and	)

BAT Signature Page to Thirty-Fourth Supplemental Trust Deed

SIGNATORIES TO THE THIRTY-FOURTH SUPPLEMENTAL TRUST DEED

EXECUTED as a DEED by	)

B.A.T. INTERNATIONAL FINANCE p.l.c.	)

acting by	)

and	)

EXECUTED as a DEED by	)

B.A.T. NETHERLANDS FINANCE B.V.	)

acting by	)

and	)

EXECUTED as a DEED by	)

B.A.T CAPITAL CORPORATION	)

acting by N.Wadey, Director	)

and B. Harrison, Secretary	)

EXECUTED as a DEED by	)

BRITISH AMERICAN TOBACCO p.l.c.	)

acting by	)

and	)

BAT Signature Page to Thirty-Fourth Supplemental Trust Deed

EXECUTED as a DEED by	)

THE LAW DEBENTURE TRUST	)

CORPORATION p.l.c. in the	)

presence of:	)

Director:

Representing Law Debenture Corporate Services Limited, Secretary:

Trustee Signature Page to Thirty-Fourth Supplemental Trust Deed